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                        NUTRITIONAL SOURCING CORPORATION,
                                    as Issuer

                                       and

                            WILMINGTON TRUST COMPANY,
                                   as Trustee

                               ------------------

                                    INDENTURE

                              Dated as of [  ], 2003

                               ------------------

                      10.125% SENIOR SECURED NOTES DUE 2009

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

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
RECITALS OF THE COMPANY..........................................................................................    1

AND THIS INDENTURE FURTHER WITNESSETH............................................................................    1

ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE...........................................................    1
   SECTION 1.01.  Definitions....................................................................................    1
   SECTION 1.02.  Incorporation by Reference of Trust Indenture Act..............................................   15
   SECTION 1.03.  Rules of Construction..........................................................................   16

ARTICLE TWO THE SECURITIES.......................................................................................   16
   SECTION 2.01.  Form and Dating................................................................................   16
   SECTION 2.02.  Restrictive Legends............................................................................   17
   SECTION 2.03.  Execution, Authentication and Denominations....................................................   18
   SECTION 2.04.  Registrar and Paying Agent.....................................................................   18
   SECTION 2.05.  Paying Agent to Hold Money in Trust............................................................   19
   SECTION 2.06.  Transfer and Exchange..........................................................................   19
   SECTION 2.07.  Book-Entry Provisions for Global Security......................................................   20
   SECTION 2.08.  Special Transfer Provisions....................................................................   21
   SECTION 2.09.  Replacement Securities.........................................................................   22
   SECTION 2.10.  Outstanding Securities.........................................................................   22
   SECTION 2.11.  Temporary Securities...........................................................................   22
   SECTION 2.12.  Cancellation...................................................................................   23
   SECTION 2.13.  CUSIP Numbers..................................................................................   23
   SECTION 2.14.  Defaulted Interest.............................................................................   23
   SECTION 2.15.  Treasury Securities Deemed Outstanding.........................................................   23
   SECTION 2.16.  Securities Obligations of Company Only.........................................................   23
   SECTION 2.17.  Noteholder Lists...............................................................................   23
   SECTION 2.18.  Communication By Holders with Other Holders....................................................   24

ARTICLE THREE COVENANTS..........................................................................................   24
   SECTION 3.01.  Payment of Securities..........................................................................   24
   SECTION 3.02.  Maintenance of Office or Agency................................................................   24
   SECTION 3.03.  Limitation on Indebtedness.....................................................................   25
   SECTION 3.04.  Limitation on Restricted Payments..............................................................   27
   SECTION 3.05.  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries........   29
   SECTION 3.06.  Intentionally Left Blank.......................................................................   30
   SECTION 3.07.  Limitation on Transactions with Shareholders and Affiliates....................................   30
   SECTION 3.08.  Limitation on Liens............................................................................   31
   SECTION 3.09.  Limitation on Asset Sales......................................................................   32
   SECTION 3.10.  Limitation on Sale-Leaseback Transactions......................................................   35
   SECTION 3.11.  Repurchase of Securities upon Change of Control................................................   35

                                      (i)

   SECTION 3.12.  Corporate Existence............................................................................   37
   SECTION 3.13.  Payment of Taxes and Other Claims..............................................................   37
   SECTION 3.14.  Maintenance of Properties and Insurance........................................................   38
   SECTION 3.15.  Compliance Certificates; Certain Notifications.................................................   38
   SECTION 3.16.  Commission Reports and Reports to Holders......................................................   39
   SECTION 3.17.  Waiver of Stay, Extension or Usury Laws........................................................   39

ARTICLE FOUR SUCCESSOR CORPORATION...............................................................................   39
   SECTION 4.01.  When Company May Merge, Etc....................................................................   39
   SECTION 4.02.  Successor Corporation Substituted..............................................................   40

ARTICLE FIVE DEFAULT AND REMEDIES................................................................................   40
   SECTION 5.01.  Events of Default..............................................................................   40
   SECTION 5.02.  Acceleration...................................................................................   42
   SECTION 5.03.  Other Remedies.................................................................................   43
   SECTION 5.04.  Waiver of Past Defaults........................................................................   43
   SECTION 5.05.  Control by Majority............................................................................   43
   SECTION 5.06.  Limitation on Suits............................................................................   44
   SECTION 5.07.  Rights of Holders to Receive Payment...........................................................   44
   SECTION 5.08.  Collection Suit by Trustee.....................................................................   44
   SECTION 5.09.  Trustee May File Proofs of Claim...............................................................   44
   SECTION 5.10.  Priorities.....................................................................................   45
   SECTION 5.11.  Undertaking for Costs..........................................................................   45
   SECTION 5.12.  Restoration of Rights and Remedies.............................................................   46
   SECTION 5.13.  Rights and Remedies Cumulative.................................................................   46

ARTICLE SIX TRUSTEE..............................................................................................   46
   SECTION 6.01.  Rights of Trustee..............................................................................   46
   SECTION 6.02.  Individual Rights of Trustee...................................................................   47
   SECTION 6.03.  Trustee's Disclaimer...........................................................................   47
   SECTION 6.04.  Notice of Default..............................................................................   48
   SECTION 6.05.  Reports by Trustee to Holders..................................................................   48
   SECTION 6.06.  Compensation and Indemnity.....................................................................   48
   SECTION 6.07.  Replacement of Trustee.........................................................................   49
   SECTION 6.08.  Successor Trustee by Merger, Etc...............................................................   50
   SECTION 6.09.  Eligibility....................................................................................   50
   SECTION 6.10.  Money Held in Trust............................................................................   50
   SECTION 6.11.  Preferential Collection of Claims Against the Company..........................................   50

ARTICLE SEVEN DISCHARGE OF INDENTURE.............................................................................   51
   SECTION 7.01.  Termination of Company's Obligations...........................................................   51
   SECTION 7.02.  Defeasance and Discharge of Indenture..........................................................   51
   SECTION 7.03.  Defeasance of Certain Obligations..............................................................   53
   SECTION 7.04.  Application of Trust Money.....................................................................   55
   SECTION 7.05.  Repayment to Company...........................................................................   55
   SECTION 7.06.  Reinstatement..................................................................................   55

                                      (ii)

ARTICLE EIGHT AMENDMENTS, SUPPLEMENTS AND WAIVERS................................................................   56
   SECTION 8.01.  Without Consent of Holders.....................................................................   56
   SECTION 8.02.  With Consent of Holders........................................................................   57
   SECTION 8.03.  Revocation and Effect of Consent...............................................................   58
   SECTION 8.04.  Notation on or Exchange of Securities..........................................................   58
   SECTION 8.05.  Trustee to Sign Amendments, Etc................................................................   58

ARTICLE NINE MISCELLANEOUS.......................................................................................   59
   SECTION 9.01.  Trust Indenture Act of 1939....................................................................   59
   SECTION 9.02.  Notices .......................................................................................   59
   SECTION 9.03.  Certificate and Opinion as to Conditions Precedent.............................................   60
   SECTION 9.04.  Statements Required in Certificate or Opinion..................................................   60
   SECTION 9.05.   Rules by Trustee, Paying Agent or Registrar...................................................   60
   SECTION 9.06.  Payment Date Other Than a Business Day.........................................................   60
   SECTION 9.07.  Governing Law..................................................................................   60
   SECTION 9.08.  No Adverse Interpretation of Other Agreements..................................................   61
   SECTION 9.09.  No Recourse Against Others.....................................................................   61
   SECTION 9.10.  Successors.....................................................................................   61
   SECTION 9.11.  Duplicate Originals............................................................................   61
   SECTION 9.12.  Separability...................................................................................   61
   SECTION 9.13.  Table of Contents, Headings, Etc...............................................................   61

ARTICLE TEN REDEMPTION...........................................................................................   61
   SECTION 10.01.  Right of Redemption...........................................................................   61
   SECTION 10.02.  Notices to Trustee............................................................................   61
   SECTION 10.03.  Selection of Securities to Be Redeemed........................................................   62
   SECTION 10.04.  Notice of Redemption..........................................................................   62
   SECTION 10.05.  Effect of Notice of Redemption................................................................   63
   SECTION 10.06.  Deposit of Redemption Price...................................................................   63
   SECTION 10.07.  Payment of Securities Called for Redemption...................................................   63
   SECTION 10.08.  Securities Redeemed in Part...................................................................   64

ARTICLE ELEVEN COLLATERAL AND SECURITY...........................................................................   64
   SECTION 11.01.  Security Pledge and Intercreditor Agreement...................................................   64
   SECTION 11.02.  Recording and Opinions........................................................................   65
   SECTION 11.03.  Actions to Protect Collateral.................................................................   65
   SECTION 11.04.  Receipt of Funds Under Security Documents.....................................................   66
   SECTION 11.05.  Certificates of Fair Value....................................................................   66

SIGNATURES

                                    EXHIBITS

EXHIBIT A  -  Form of Security

EXHIBIT B  -  Form of Security Pledge and Intercreditor Agreement

                                     (iii)

                  Cross-reference sheet showing the location in this Indenture of the provisions inserted pursuant to Sections 310 through 318 inclusive of the Trust Indenture Act of 1939.

TIA                                                                                  Indenture Section
---                                                                                  -----------------
Section 310 (a)(1) .............................................................     6.09
            (a)(2) .............................................................     6.09
            (a)(3) .............................................................     Not Applicable
            (a)(4) .............................................................     Not Applicable
            (a)(5) .............................................................     Not Applicable
            (b)    .............................................................     6.09
            (c)    .............................................................     Not Applicable

Section 311 (a)    .............................................................     6.11
            (b)    .............................................................     6.11
            (c)    .............................................................     Not Applicable

Section 312 (a)    .............................................................     2.17
            (b)    .............................................................     2.18
            (c)    .............................................................     2.18

Section 313 (a)    .............................................................     6.05
            (b)    .............................................................     6.05
            (c)    .............................................................     6.04, 6.05
            (d)    .............................................................     6.05

Section 314 (a)    .............................................................     3.15, 3.16
            (b)    .............................................................     11.02
            (c)    .............................................................     9.03
            (d)    .............................................................     11.05
            (e)    .............................................................     9.04
            (f)    .............................................................     Not Applicable

Section 315 (a)(1) .............................................................     6.06
            (a)(2) .............................................................     6.01(a)(i), 6.06
            (b)    .............................................................     6.04
            (c)    .............................................................     6.01(a)(vii), 6.06
            (d)    .............................................................     6.06
            (e)    .............................................................     5.11

Section 316 (a)    .............................................................     5.04, 5.05, 5.06
            (b)    .............................................................     5.07
            (c)    .............................................................     Not Applicable

Section 317 (a)(1) .............................................................     5.08
            (a)(2) ............................................................      5.09
            (b)    .............................................................     2.05

Section 318 (a)    .............................................................     9.01
            (c)    .............................................................     9.01

                  INDENTURE, dated as of [   ], between NUTRITIONAL SOURCING
CORPORATION, a Delaware corporation, as Issuer (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $90,000,000 aggregate principal amount of the Company's 10.125% Senior Secured Notes Due 2009 (as authenticated and delivered hereunder, the "Securities") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done and the Company has done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

                  This Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                      AND THIS INDENTURE FURTHER WITNESSETH

                  For and in consideration of the premises and the receipt of the Securities by the Holders thereof in connection with the Company's Disclosure Statement and Accompanying Plan of Reorganization, as confirmed by the Confirmation Order of the U.S. Bankruptcy Court for the District of Delaware, dated April 30, 2003 under Chapter 11 of Title 11 of the United States Code, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary.

                  "Adjusted Consolidated Net Income" means, for any Person for any period, the aggregate net income (or loss) of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than a Subsidiary) in which such Person or any of its Subsidiaries has a joint interest with a third party, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) solely for the purpose of calculating the amount of Restricted Payments that may be made pursuant to the first paragraph of Section 3.04 of this Indenture (and in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Subsidiaries, (iii) the net income (or loss) of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter, of any judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, or of any agreement or instrument containing encumbrances or restrictions other than those encumbrances and restrictions expressly permitted by Section 3.05(b) of this Indenture, (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales, (v) any amounts paid or accrued as dividends on Preferred Stock of any Subsidiary of such Person and (vi) all extraordinary gains and extraordinary losses. Notwithstanding the foregoing, (i) solely for the purposes of calculating the Consolidated Fixed Charge Ratio (and in such case, except to the extent includible pursuant to clause (i) above), "Adjusted Consolidated Net Income" of the Company shall include the amount of all cash dividends received by the Company or any Subsidiary of the Company from an Unrestricted Subsidiary and (ii) "Adjusted Consolidated Net Income" shall include gains attributable to sales of equipment made in connection with store renovations and improvements in an amount not to exceed $1 million in any fiscal year of the Company.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Solely for the purpose of the definition of "Change of Control," the term "Affiliate" shall be deemed to include, with respect to Gustavo Cisneros and Ricardo Cisneros, any member or members of the family of either Gustavo Cisneros or Ricardo Cisneros or any trust primarily for the benefit of one or more such Persons.

                  "Agent" means any Registrar, Paying Agent, authenticating agent (if any) or co-registrar (if any).

                  "Agent Members" has the meaning provided in Section 2.07(a) of this Indenture.

                  "Asset Acquisition" means (i) an investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged into or consolidated with the Company or any of its Subsidiaries or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person (other than the Company or any of its Subsidiaries) that constitute substantially all of an operating unit or business of such Person.

                  "Asset Disposition" means the sale or other disposition by the Company or any of its Subsidiaries (other than to the Company or another Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Subsidiary of the Company or (ii) all or substantially all of the property and assets that constitute an operating unit or business of the Company or any of its Subsidiaries.

                  "Asset Sale" means, with respect to any Person, any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by such Person or any of its Restricted Subsidiaries to any Person (other than to the Company or any of its Restricted Subsidiaries) of (i) all or any of the Capital Stock of any Subsidiary of such Person, (ii) all or substantially all of the property and assets of an operating unit or business of such Person or any of its Restricted Subsidiaries or (iii) any other property and assets of such Person or any of its Restricted Subsidiaries (including any issuances or transfers of Capital Stock of Restricted Subsidiaries owned by the Company or its Restricted Subsidiaries) outside the ordinary course of business and, in each case, that is not governed by Section 4.01; provided that such term shall exclude (x) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business and (y) transactions constituting Restricted Payments permitted under Section 3.04.

                  "Attributable Indebtedness" means, when used in connection with a sale-leaseback transaction referred to in Section 3.10, at any date of determination, the product of (i) the net proceeds from such sale-leaseback transaction and (ii) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale-leaseback transaction (without regard to any options to renew or extend such term) remaining at the date of determination and the denominator of which is the number of full years of the term of such lease (without regard to any options to renew or extend such term) measured from the first day of such term.

                  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the product of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Bank Credit Agreement" means the Loan and Security Agreement
dated as of [   ], 2003, among the Company, each of its Subsidiaries and
Westernbank Puerto Rico, together with the related documents thereto (including any guaranties, security agreements, assignments, mortgages and other security documents executed pursuant thereto), consisting on the date hereof of a revolving credit facility and term loan facility, in each case as such Loan and Security Agreement may be subsequently amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time in one or more transactions whether pursuant to any one or more successive debt facilities or otherwise, and whether pursuant to agreements with Westernbank Puerto Rico or otherwise.

                  "Banks" means the lenders who are from time to time parties to the Bank Credit Agreement.

                  "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

                  "Board Resolution" means a copy of a resolution, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock or other equity interests (including limited liability company membership interests) of such Person which is outstanding or issued on or after the Issue Date, including, without limitation, all Common Stock and Preferred Stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

                  "Change of Control" shall be deemed to have occurred at such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Gustavo Cisneros, Ricardo Cisneros and their respective Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the then outstanding Voting Stock of the Company or Holdings and (b) Gustavo Cisneros, Ricardo Cisneros and their respective Affiliates beneficially own, directly or indirectly, less than 50% of the total voting power of the then outstanding Voting Stock of the Company; or (ii) at any time when Gustavo Cisneros, Ricardo Cisneros or their respective Affiliates beneficially own, directly or indirectly, less than 50% of the total voting power of the then outstanding Voting Stock of the Company, individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of the Company or Holdings (together with any new directors whose election by the board of directors of the Company or Holdings or whose nomination for election by the shareholders of the Company or Holdings was approved by a vote of at least a majority of the members of the board of directors of the Company or Holdings then still in office who either were members of the board of directors of the Company or Holdings at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of the Company or Holdings, as the case may be.

                  "Change of Control Offer" has the meaning provided in Section
3.11 of this Indenture.

                  "Change of Control Payment" has the meaning provided in
Section 3.11 of this Indenture.

                  "Change of Control Payment Date" has the meaning provided in
Section 3.11 of this Indenture.

                  "Collateral" means the property and assets of the Company with respect to which a Lien is granted as collateral security for the Securities pursuant to the Security Documents.

                  "Collateral Account" means the Collateral Account as defined in the Security

Pledge and Intercreditor Agreement.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of common stock of such Person which is outstanding or issued on or after the Issue Date, including, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to Article Four of this Indenture and thereafter means the successor.

                  "Consolidated EBITDA" means, with respect to any Person for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Fixed Charges, (iii) income taxes (calculated excluding the effect of extraordinary and non-recurring gains or losses on sales of assets), (iv) depreciation expense, (v) amortization expense, (vi) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Reorganization Plan and (vii) all other noncash items reducing Adjusted Consolidated Net Income, less all noncash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that, if a Person has any Subsidiary that is not a Wholly Owned Subsidiary of such Person, Consolidated EBITDA of such Person shall be reduced by an amount equal to the Adjusted Consolidated Net Income of such Subsidiary multiplied by the quotient of (x) the number of shares of outstanding Common Stock of such Subsidiary not owned on the last day of such period by such Person or any Subsidiary of such Person divided by (y) the total number of shares of outstanding Common Stock of such Subsidiary on the last day of such Period.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of (i) Consolidated Interest Expense, (ii) all but the principal component in respect of Capitalized Lease Obligations, and (iii) cash dividends payable on Preferred Stock issued by a Subsidiary of such Person and on Redeemable Stock, determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP (except as otherwise expressly specified herein) excluding, however, any such amounts of any Subsidiary of such Person if the net income (or loss) of such Subsidiary for such period is excluded in the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income (or loss) of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof).

                  "Consolidated Fixed Charge Ratio" means, with respect to any Person on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date (the "Reference Period") to (ii) the aggregate Consolidated Fixed Charges of such Person during the Reference Period. In making the foregoing calculation, (a) pro forma effect shall be given to any Indebtedness Incurred during or after the Reference Period and on or before the Transaction Date, to the extent such Indebtedness is outstanding at the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of the Reference Period and after giving effect to the application of the proceeds thereof; (b) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;
(c) there shall be excluded from Consolidated Interest Expense any amounts relating to Indebtedness that was outstanding during the Reference Period or thereafter but which is not outstanding or which has been or is to be repaid with the proceeds of other Indebtedness Incurred during or after the Reference Period and on or before the Transaction Date; (d) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions that occur during or after the Reference Period and on or before the Transaction Date as if they had occurred on the first day of the Reference Period; (e) pro forma effect shall be given, in the same manner as provided in the foregoing clause (d), to asset dispositions and asset acquisitions made by any Person that has become a Subsidiary of the Company or has been merged with or into the Company or any Subsidiary of the Company during or after the Reference Period and on or before the Transaction Date and that would have been Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary of the Company and (f) with respect to any Reference Period commencing prior to a Transaction Date, such Transaction Date shall be deemed to have taken place on the first day of the Reference Period.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and the net costs associated with Interest Rate Agreements); excluding, however, any premiums, fees and expenses (and any amortization thereof) payable in connection with the Reorganization Plan, all as determined for such Person and the consolidated Subsidiaries on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with
GAAP), after deducting therefrom (i) all current liabilities of the Company and its consolidated Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in conformity with GAAP.

                  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any of its Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890,
Attention: Corporate Trust Administration.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means The Depository Trust Company, its nominees and successors.

                  "Event of Default" has the meaning provided in Section 5.01 of this Indenture.

                  "Excess Proceeds" has the meaning provided in Section 3.09 of this Indenture.

                  "Excess Proceeds Offer" has the meaning provided in Section
3.09 of this Indenture.

                  "Excess Proceeds Payment" has the meaning provided in Section
3.09 of this Indenture.

                  "Excess Proceeds Payment Date" has the meaning provided in
Section 3.09 of this Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Global Security" means any Security issued hereunder in registered global form in the name of the Depositary or its nominee.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" is defined to mean the registered holder of any Security.

                  "Holdings" means PXC&M Holdings, Inc., a Delaware corporation, and its successors.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, all obligations of such Person under Currency Agreements and Interest Rate Agreements and (ix) all Preferred Stock of Subsidiaries and all Redeemable Stock, valued in each case at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date;

provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

                  "Interest Payment Date" means each semiannual interest payment date on February 1 and August 1 of each year, commencing February 1, 2004.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Subsidiaries is a party or a beneficiary.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 3.04, (i) the amount of any "Investment" in any Unrestricted Subsidiary shall include the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary of the Company is designated an Unrestricted Subsidiary, and the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company shall be treated as a reduction in Investments in Unrestricted Subsidiaries, subject to the limitation set forth in clause (3) of the first paragraph of Section 3.04 and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

                  "Issue Date" means [   ], the date of original issuance of the
Securities.

                  "Joint Venture" means any Person (other than an Affiliate) in which the Company or a Restricted Subsidiary holds any direct or indirect equity or equivalent interest of 5% or more.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale computed without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that is either (a) secured by a Lien on the property or assets sold or (b) required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

                  "Ninety-Five Percent Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person if at least 95% of the Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

                  "Officer" means, with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

                  "Officers' Certificate" means a certificate signed by two Officers. Each Officers' Certificate shall include the statements provided for in Section 9.04.

                  "Opinion of Counsel" means a written opinion signed by legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee (including outside counsel). Each such Opinion of Counsel shall include the statements provided for in Section 9.04.

                  "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Seven, the Paying Agent shall nor be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

                  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does nor exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (viii) Liens encumbering property or assets under construction arising from obligations of the Company or any of its Subsidiaries to make progress or partial payments relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease; provided that any sale-leaseback transaction related thereto complies with Section 3.10; (x) Liens arising from filing Uniform Commercial Code financing statements, chattel mortgages or similar documents regarding leases or by vendors in respect of inventory on which "advance money" has been paid; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; (xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens on any facilities, equipment or other property of the Company or any Subsidiary of the Company in favor of the United States of America or any State, or any department, agency, instrumentality or political subdivision thereof (including the Commonwealth of Puerto Rico and the United States Virgin Islands), in connection with the issuance of industrial revenue bonds or on any equipment or other property designed primarily for the purpose of air or water pollution control; provided that any such Lien on such facilities, equipment or other property shall not apply to any other assets of the Company or such Subsidiary of the Company;
(xiv) Liens arising from the rendering of a final judgment or order against the Company or any Subsidiary of the Company that does not give rise to an Event of Default; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Bank Credit Agreement, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in the price of commodities; (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the Issue Date; (xix) Liens on or sales of receivables;
(xx) Liens on assets of Restricted Subsidiaries permitted by the Bank Credit Agreement as in effect on the Issue Date and other such Liens that are not materially more restrictive (in terms of, without limitation, the amount secured by such Lien and the scope of such Lien) than such Liens permitted by the Bank Credit Agreement; and (xxi) Liens on assets of Restricted Subsidiaries securing Indebtedness and other obligations permitted under clause (xiii) of Section 3.03(a).

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person, including, without limitation, all series and classes of such preferred or preference stock.

                  "principal" of a debt security, including the Securities, means the principal amount due on the Stated Maturity.

                  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 3.09 or 3.11 and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Securities required to be repurchased pursuant to the provisions of Sections 3.09 or 3.11.

                  "Redemption Date" means, with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price" means, with respect to any Security to be redeemed, the price at which such Security is to be redeemed pursuant to this Indenture.

                  "Registrar" has the meaning provided in Section 2.04 of this Indenture.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Reorganization Plan" means the Reorganization Plan of Nutritional Sourcing Corporation confirmed by the United States Bankruptcy Court for the District of Delaware on April 30, 2003, as amended.

                  "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payments" has the meaning specified in Section
3.04 of this Indenture.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Securities" has the meaning set forth in the first paragraph of the recitals hereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Documents" means the Security Pledge and Intercreditor Agreement and any financing statements, security instruments or other documents or instruments at any time executed by the Company or any Subsidiary to secure obligations under this Indenture and the Securities.

                  "Security Pledge and Intercreditor Agreement" means a Security Pledge and Intercreditor Agreement dated as of Issue Date between the Company and the Trustee substantially in the form annexed hereto as Exhibit B, as the same shall be modified and supplemented and in effect from time to time.

                  "Security Register" has the meaning provided in Section 2.04 of this Indenture.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by such Person and one or more other Subsidiaries of such Person; provided that, except as the term "Subsidiary" is used in the definition of "Unrestricted Subsidiary" described below, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company for purposes of this Indenture.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 8.06 of this Indenture.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Six of this Indenture and thereafter means such successor.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect in any applicable jurisdiction relating to the Collateral.

                  "United States Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or

(b) if such Subsidiary has assets greater than $1,000, after giving effect to such designation, the Company would be in compliance with Section 3.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (1) the Company could Incur $1.00 of additional Indebtedness under clause (i) of Section 3.03(a) and (2) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person.

                  "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person if all of the Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

                  SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.03. Rules of Construction. Unless the context otherwise requires, for purposes of this Indenture and the Security Documents:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it with GAAP:

                  (iii)    "or" is not exclusive;

                  (iv) words in the singular include the plural, and words in the plural include the singular;

                  (v) provisions apply to successive events and transactions;

                  (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above;

                  (viii) the word "include", "includes" and "including" shall mean "include, without limitation", "includes, without limitation" and "including, without limitation", respectively; and

                  (ix) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO

                                 THE SECURITIES

                  SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A, which is incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of the Securities conflicts with any provision of this Indenture, the terms of this Indenture shall govern and control.

                  The definitive Securities shall be printed, lithographed, engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

                  The Securities shall be issued initially in the form of one or more permanent Global Securities substantially in the form set forth in Exhibit A deposited with, or on behalf of the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Securities issued other than as described in the preceding paragraph shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical Securities").

                  SECTION 2.02. Restrictive Legends.

                  Each Global Security shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  SECTION 2.03. Execution, Authentication and Denominations. Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate for original issue Securities in the aggregate principal amount of up to $90,000,000 upon a written order of the Company signed by at least one Officer; provided that the Trustee shall receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth above except as provided in Sections 2.09 and 2.10 of this Indenture.

                  The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  The Securities shall be issuable only in registered form without coupons and Physical Securities shall be issuable only in denominations of $500 in original principal amount and any integral multiple thereof.

                  SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Company will appoint an agent for service where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-registrars and one or more additional Paying Agents.

                  The Company shall enter into an appropriate agency agreement, with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA and the relevant terms of this Indenture and shall not be inconsistent with this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such Registrar or Paying Agent. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement, entered into by the Company and such successor Agent and delivered to the Trustee, which shall incorporate the terms of the TIA and the relevant terms of this Indenture and shall not be inconsistent with this Indenture or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar, or agent for service of notice and demands.

                  The Company initially appoints the Trustee as Registrar and Paying Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

                  SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. New York City time on each due date of the principal and interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent other than the Trustee to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment to the Trustee, the Paying Agent (solely in its capacity as such and not with respect to any obligations as Issuer or guarantor hereunder) shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum sufficient to pay such principal or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act. Upon commencement of any bankruptcy or reorganization proceeding relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

                  SECTION 2.06. Transfer and Exchange. When Securities are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, that any Security presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made to a Holder for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.09, 3.11, 8.04 or 10.08 of this Indenture).

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  The Issuer and the Registrar shall not be required to register the transfer of or to exchange (a) any Security for a period of 15 days next preceding the first mailing of notice of redemption of the Securities to be redeemed or (b) any Securities selected, called or being called for redemption in whole or part, except in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

                  SECTION 2.07. Book-Entry Provisions for Global Security.

                  (a) The Global Security initially shall (i) be registered in the name of Cede & Co., as nominee of the Depositary, (ii) be deposited with, or on behalf of, the Depositary, or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 2.02.

                  Unless otherwise designated in writing by the Company, the Depository shall serve as Paying Agent with respect to any Global Security deposited with, or on behalf of, the Depository or with the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

                  (b) Transfers of the Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, if
(i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Securities in the form of Physical Securities hereunder then, upon surrender by the Global Security Holder of its Global Security, Physical Securities will, upon written order of the Company, be authenticated and issued to each Person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related Securities and the procedures in Section 2.07(c) or (d), as applicable, shall be followed by the Trustee and the Company.

                  (c) In connection with any transfer of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to subsection (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to subsection (b) of this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e) The Holder of the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  SECTION 2.08. Special Transfer Provisions.

                  (a) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (b) If the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred and such Physical Security shall have no further effect.

                  (c) The Registrar shall retain as required by law copies of all letters, notices and other written communications received pursuant to
Section 2.07 or this Section 2.08. The

Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  SECTION 2.09. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, upon satisfaction of the requirements of this Indenture, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount. If required by the Trustee or the Company, an indemnity bond must be furnished by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has matured or is about to mature, or has been called for redemption in full, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture equally and proportionately with all other Securities issued hereunder.

                  SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the Global Security effected in accordance with the terms of this Indenture and those described in this Section 2.10 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the principal amount of any Security is considered paid under Section 3.01 hereof, such Security ceases to be outstanding and interest ceases to accrue thereon.

                  If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

                  SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no other Person shall cancel all Securities surrendered for transfer, exchange, payment (including any repurchase) or cancellation and shall destroy them in accordance with its normal procedure. The Company may not issue new Securities to replace Securities it has paid in full.

                  SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of exchange as a convenience to Holders; provided that any such notice shall state that no representation is made by the Trustee as to the correctness of such numbers either as printed on the Securities or as contained in any notice of exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

                  SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid. Nothing herein shall prohibit the Company from paying defaulted interest in any lawful manner.

                  SECTION 2.15. Treasury Securities Deemed Outstanding. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate of the Company or any of its Affiliates shall be deemed not to be outstanding except that, for the purpose of determining whether the Trustee or a Responsible Officer shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 2.16. Securities Obligations of Company Only. The Holders acknowledge, by their acceptance of Securities, that such Securities are solely obligations of the Company and that the Indebtedness under the Bank Credit Agreement constitutes obligations of one or more of the Company's Subsidiaries.

                  SECTION 2.17. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. The Trustee shall update this list on or before each Interest Payment Date and at such other times as the Trustee may reasonably require.

                  SECTION 2.18. Communication By Holders with Other Holders. Pursuant to TIA Section 312(b), Holders may communicate with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and the Paying Agent shall be entitled to the protections of TIA Section 312(c).

                                  ARTICLE THREE

                                    COVENANTS

                  SECTION 3.01. Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company, any Subsidiary of the Company, or any Affiliate of any of them, acts as Paying Agent, an installment of principal or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05 of this Indenture.

                  The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum therefor indicated in the Securities.

                  SECTION 3.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 9.02 of this Indenture.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the office of the Trustee, located in the Borough of Manhattan, The City of New York as such office of the Company in accordance with Section 2.04 of this Indenture.

                  SECTION 3.03. Limitation on Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness except:

                  (i) Indebtedness of the Company if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Ratio of the Company would be greater than 2.25:1;

                  (ii) Indebtedness under the Bank Credit Agreement in an aggregate principal amount not to exceed (x) $80,000,000 less (y) the amount of any repayment thereof pursuant to clause (B) in the second paragraph of Section 3.09(a);

                  (iii) Indebtedness existing on the Issue Date (including Indebtedness represented by the Securities originally issued on the Issue Date);

                  (iv) Indebtedness issued in exchange for, or the net proceeds of which are used to exchange, refinance or refund, outstanding Indebtedness of the Company or any of its Restricted Subsidiaries in an amount (or, if such new Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged, refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (A) the Indebtedness issued does not mature prior to the Stated Maturity of, and does not have an Average Life shorter than, the Average Life of the Indebtedness being so exchanged, refinanced or refunded and (B) in case the Indebtedness to be exchanged, refinanced or refunded is expressly subordinated in right of payment to the Securities, (1) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Securities at least to the extent that the Indebtedness to be exchanged, refinanced or refunded is subordinated in right of payment to the Securities, (2) such Indebtedness, determined as of the date of its Incurrence, does not mature prior to one year after the Stated Maturity of the Securities and (3) the Average Life of such Indebtedness, determined as of the date of its Incurrence, is at least one year longer than the remaining Average Life of the Securities; provided, further that any such Indebtedness that refinances Indebtedness of the Company may not be Incurred by a Person other than the Company, and any such Indebtedness that refinances Indebtedness of a Restricted Subsidiary may not be incurred by a Person other than such Restricted Subsidiary;

                  (v) Indebtedness of the Company to any Restricted Subsidiary that is a Ninety-Five Percent Owned Subsidiary, or of a Restricted Subsidiary to the Company or to any other Restricted Subsidiary that is a Ninety-Five Percent Owned Subsidiary;

                  (vi) Acquired Indebtedness; provided that, at the time of the Incurrence thereof, the Company could Incur at least $1.00 of Indebtedness under clause (i) of this Section 3.03(a), and refinancings thereof; provided further that any refinancing

         Indebtedness may not be Incurred by any Person other than the Company or the Restricted Subsidiary that is the obligor on such Acquired Indebtedness;

                  (vii) Indebtedness in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business;

                  (viii) Indebtedness under Currency Agreements and Interest Rate Agreements; provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company or any Subsidiary outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (ix) Indebtedness arising from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Subsidiary pursuant to agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the disposition of any business, assets or Subsidiary of the Company, in a principal amount not to exceed the gross proceeds actually received by the Company or any Subsidiary in connection with such disposition (but excluding Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary of the Company for the purpose of financing such acquisition);

                  (x) Indebtedness incurred to finance capital expenditures in a principal amount not to exceed, together with other Indebtedness Incurred pursuant to this clause (x) during the preceding 12-month period, $10 million in the aggregate;

                  (xi) Incurrence of Capitalized Leases in an amount required to be capitalized on the Company's consolidated balance sheet not to exceed, together with other Indebtedness Incurred pursuant to this clause (xi), $3 million during the preceding 12-month period or $12.5 million since the Issue Date;

                  (xii) additional Indebtedness under the Bank Credit Agreement in an aggregate principal amount not to exceed $15 million; and

                  (xiii) Indebtedness of the Company not otherwise permitted by this Section 3.03(a), in an aggregate amount not to exceed $5 million at any time outstanding and Indebtedness of Restricted Subsidiaries not otherwise permitted by this Section 3.03(a), in an aggregate amount not to exceed $25 million at any time outstanding.

                  (b) For purposes of determining any particular amount of Indebtedness under this Section 3.03, Guarantees of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 3.03, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

                  SECTION 3.04. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on any class of its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class as such Capital Stock or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than the Company or any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company, any Restricted Subsidiary or any Unrestricted Subsidiary (including options, warrants or other rights to acquire any shares of such Capital Stock) held by Persons other than the Company or another Restricted Subsidiary that is a Wholly Owned Subsidiary, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value, of Indebtedness of the Company that is expressly subordinated in right of payment to the Securities,
(iv) make any Investment in any Affiliate (other than the Company or a Restricted Subsidiary that is a Ninety-Five Percent Owned Subsidiary, including any Person that becomes such a Restricted Subsidiary by virtue of such Investment) or (v) make any Investment in any Joint Venture (such payments or any other actions described in clauses (i) through (v) being collectively "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing,

                  (b) the Company could Incur at least $1.00 of Indebtedness pursuant to clause (i) of Section 3.03(a) and

                  (c) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors and evidenced by a Board Resolution) after the Issue Date (together with any amounts paid after such date pursuant to clauses (i), (iv) and (vi) in the following paragraph) shall not exceed the sum of

                           (1) 50% of the aggregate amount of Adjusted
                  Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter following the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date plus

                           (2) the aggregate net proceeds (including the fair
                  market value of noncash proceeds as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution) received by the Company from the issuance and sale of its Capital Stock (other than Redeemable Stock) to any Person other than a Subsidiary of the Company, including an issuance or sale for cash or other property upon the conversion of any Indebtedness of the Company subsequent to the Issue Date, or from the issuance of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, excluding any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the principal of the Securities) plus

                           (3) an amount equal to the net reduction in
                  Investments in Unrestricted Subsidiaries resulting from payments of principal of or interest on Indebtedness, dividends or other transfers of assets, in each case to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

                  The foregoing provision shall not be violated by reason of:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the foregoing provision;

                  (ii) (A) following an initial public offering of the Common Stock of the Company, the declaration and payment of dividends on the Common Stock of the Company of up to 6% per annum of the net proceeds received by the Company in such initial public offering, or
         (B) following an initial public offering of the Common Stock of Holdings, the declaration and payment of dividends to Holdings in an amount sufficient to permit Holdings to pay dividends on its Common Stock in an amount of up to 6% per annum of the net proceeds received by Holdings in such initial public offering and contributed to the capital of the Company;

                  (iii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, Holdings or any Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any stock option plan, upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued, or the payment of dividends to Holdings in an amount sufficient to effect such purchase, redemption, acquisition, cancellation or other retirement for value by Holdings; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement for value of such shares of Capital Stock, options, related rights or similar securities after the Issue Date does not exceed $5 million per annum or $10 million in the aggregate;

                  (iv) the redemption, repurchase or other acquisition for value of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or with the proceeds of a substantially concurrent offering of, other shares of Capital Stock of the Company (other than Redeemable Stock);

                  (v) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities, including premium, if any, and accrued and unpaid interest, in exchange for, or with the proceeds or a substantially concurrent issuance of, Indebtedness Incurred under clause (iv) of Section 3.03(a);

                  (vi) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company that is subordinated in right of payment to the securities including premium, if any, and accrued and unpaid interest, in exchange for, or with the proceeds of a substantially concurrent issuance of, shares of the Capital Stock of the Company (other than Redeemable Stock);

                  (vii) the purchase of shares of Capital Stock of Holdings for contributions to the pension and other employee benefit plans of the Company and its Subsidiaries, provided that the aggregate consideration paid for such purchases do not, in any one fiscal year of the Company, exceed an aggregate amount of $1 million,

                  (viii) the making of Investments in any Person (including in any Restricted Subsidiary that is not a Ninety-Five Percent Owned Subsidiary and any Unrestricted Subsidiary) in an aggregate amount for all such Persons not to exceed $40 million outstanding at any time; provided in each case, no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, or

                  (ix) the payment of any dividend in cash by a Restricted Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis.

                  SECTION 3.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                  (b) The provisions of paragraph (a) shall not restrict or prohibit any encumbrances or restrictions:

                  (i) in the Bank Credit Agreement or any other agreements in effect on the Issue Date;

                  (ii)     in this Indenture or the Securities;

                  (iii) with respect to any Person or the property or assets of such Person, acquired by the Company or any Restricted Subsidiary and existing prior to such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                  (iv) in any agreement that extends, refinances, renews or replaces agreements containing restrictions referred to in clause (i),
         (ii) or (iii) above, which encumbrances or restrictions are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect pursuant to the agreements that are being extended, refinanced, renewed or replaced;

                  (v) in the case of clause (iv) of the first paragraph of this Section 3.05, (A) restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
         (B) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or any Lien on any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

                  (vi)     that constitute Permitted Liens; or

                  (vii) under or by reason of applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances).

                  SECTION 3.06. Intentionally Left Blank. This Section 3.06 has been intentionally left blank.

                  SECTION 3.07. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) involving aggregate consideration in excess of $2 million with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or any Subsidiary of the Company or with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to:

                  (i) any transaction in the ordinary course of business between the Company and any Restricted Subsidiary or between Restricted Subsidiaries;

                  (ii) transactions approved by a majority of the disinterested members of the Board of Directors (if any);

                  (iii) any payment of moneys or issuance of securities pursuant to employment arrangements and employee benefit plans, in each case approved by the Board of Directors;

                  (iv) the payment of reasonable and customary regular fees to directors of the Company or any Subsidiary of the Company who are not employees of the Company or such Subsidiary of the Company,

                  (v) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes;

                  (vi)     any Restricted Payments permitted by Section 3.04;

                  (vii) loans or advances by the Company or a Restricted Subsidiary to employees of the Company or a Restricted Subsidiary in the ordinary course of business;

                  (viii) any transaction contemplated by any stock option plan of the Company; or

                  (ix) the allocation of Indebtedness and interest expense under the Bank Credit Agreement among the Company and one or more Restricted Subsidiaries.

                  SECTION 3.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any asset of the Company or such Restricted Subsidiary, without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien unless, after giving effect thereto, the aggregate amount of any such obligation or liability so secured, plus the Attributable Indebtedness for all sale-leaseback transactions restricted as described in Section 3.10, does not exceed 10% of Consolidated Net Tangible Assets.

                  The foregoing limitation does not apply to, and any computation of Indebtedness secured under such limitation shall exclude:

                  (i)      Liens existing on the Issue Date;

                  (ii)     Liens securing obligations under the Bank Credit
         Agreement;

                  (iii) Liens with respect to Acquired Indebtedness and refinancings thereof permitted under clause (vi) of Section 3.03(a); provided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets of the Subsidiary acquired;

                  (iv) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or to a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company to secure Indebtedness owing to the Company or such other Restricted Subsidiary by such Restricted Subsidiary;

                  (v) Liens granted in connection with the extension, renewal, refinancing or replacement, in whole or in part, of any secured Indebtedness permitted to be incurred under clause (iv) of
         Section 3.03(a); provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

                  (vi) Liens in respect of Capitalized Leases Incurred pursuant to clause (xi) in Section 3.03(a);

                  (vii)    Permitted Liens;

                  (viii) Liens securing obligations under the Securities, this Indenture and the Security Documents; and

                  (ix) additional Liens securing Indebtedness or other obligations in an aggregate amount not exceeding $1,000,000.

                  SECTION 3.09. Limitation on Asset Sales.

                  (a) Neither the Company nor any Restricted Subsidiary shall consummate any Asset Sale (other than an Asset Sale in connection with a sale-leaseback transaction complying with Section 3.10) unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale having a value (including the value of any noncash consideration, as determined in good faith by the Board of Directors) at least equal to the fair market value (as determined in good faith by the Board of Directors) of the shares or assets subject to such Asset Sale, (ii) at least 80% of such consideration is in the form of cash (including, for purposes of this clause
(ii), (A) the principal amount of any Indebtedness (as reflected on the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary for which the Company and its Restricted Subsidiaries will cease to be liable, directly or indirectly, as a result of such Asset Sale; and (B) securities that are promptly converted into cash) and (iii) 100% of the Net Cash Proceeds with respect to such Asset Sale are applied by the Company or such Restricted Subsidiary as set forth in the succeeding paragraph. Notwithstanding the foregoing, any Asset Sale constituting the sale of all or any portion of the retail business of the Company and its Restricted Subsidiaries existing as of the date hereof that are not located in Puerto Rico or Florida (including the sale of individual stores) need not comply with clause (a)(ii) of the preceding sentence.

                  In the event and to the extent that the Net Cash Proceeds received by the Company or any Restricted Subsidiary from one or more Asset Sales in any period of 12 consecutive months (other than Asset Sales by the Company or another Restricted Subsidiary to the Company or another Restricted Subsidiary) exceed 15% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a balance sheet of the Company and its Subsidiaries has been prepared), then within 12 months following the date of such event, the Company or such Restricted Subsidiary shall apply such excess Net Cash Proceeds (A) first, to the extent the Company or such Subsidiary elects, to invest (or to enter into a definitive agreement committing so to invest within 12 months after the date of such agreement) in property or assets that (as determined in good faith by the Board of Directors) are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or to the business of, the Company and its Restricted Subsidiaries existing on the date of such Asset Sale; (B) second, to the extent of the balance of such excess Net Cash Proceeds after application in accordance with clause (A) and to the extent the Company or such Restricted Subsidiary elects, to prepay, repay or purchase Securities or Indebtedness of any Restricted Subsidiary; provided that the Company or such Restricted Subsidiary shall repay such Indebtedness and cause the related loan commitment to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased and (C) third, to the extent of the balance of such excess Net Cash Proceeds after application in accordance with clauses (A) and (B), to make an offer to purchase Securities as set forth below. The amount of such excess Net Cash Proceeds required to be applied (or committed to be applied) during such 12-month period as set forth in clause (A) or (B) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds".

                  To the extent the property that is the subject of an Asset Sale consists of Collateral, the Company shall cause the Net Cash Proceeds thereof to be deposited with the Banks (or an agent or representative on their behalf) or, in the event that the Bank Credit Agreement shall have been paid in full (and no commitments thereunder shall be outstanding), with the Trustee in the Collateral Account, and shall maintain such deposit with the Banks (or such agent or representative), or with the Trustee in the Collateral Account, until such time as such Net Cash Proceeds shall be applied as provided above and, in that connection, the Trustee agrees to release any such Net Cash Proceeds (and, to the extent required, to authorize the Banks, or any such agent or representative, to release such Net Cash Proceeds) to the Company upon delivery of an Officers' Certificate to the Trustee stating that the Net Cash Proceeds to be released will be applied as provided above; provided that if any Net Cash Proceeds are reinvested in property or assets pursuant to clause (A) of the preceding paragraph, the Company shall ensure that any Capital Stock that is owned by the Company (whether previously owned by it or acquired by it as a result of such reinvestment) is pledged to the Trustee as Collateral under the Security Pledge and Intercreditor Agreement and the Company shall execute such appropriate documentation as shall be necessary to effect such pledge.

                  (b) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds on such date (rounded down to the nearest $500), at a purchase price equal to 101% of the principal amount of such Securities, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

                  (c) The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder as of such record date as the Company shall establish (and delivering such notice to the Trustee at least five days prior thereto) stating:

                  (i) that the Excess Proceeds Offer is being made pursuant to this Section 3.09 and that all Securities validly tendered will be accepted for payment on a pro rata basis;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

                  (iii) that any Security not tendered will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

                  (v) that Holders electing to have any Security purchased pursuant to the Excess Proceeds Offer will be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                  (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $500 or integral multiples thereof.

                  At least five days prior to the date notice is mailed to each Holder, the Company shall furnish the Trustee with an Officers' Certificate stating the amount of the Excess Proceeds Payment.

                  (d) On the Excess Proceeds Payment Date, the Company shall:

                  (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer;

                  (ii) deposit one day prior to the Excess Proceeds Payment Date with the Paying Agent money sufficient to pay the aggregate purchase price of all Securities or portions thereof so accepted; and

                  (iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted, together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company.

                  The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $500 or integral multiples thereof.

                  The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 3.09, the Trustee shall act as the Paying Agent.

                  (e) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that the Company is required to repurchase Securities as described above. The Trustee shall not be responsible for determining whether compliance with such Rule 14e-1 is required or has been satisfied.

                  SECTION 3.10. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction, unless the aggregate amount of all Attributable Indebtedness with respect to such transactions, plus all Indebtedness secured by Liens (excluding secured obligations or liabilities that are excluded as described in the second paragraph of Section 3.08), does not exceed 10% of Consolidated Net Tangible Assets.

                  The foregoing restriction does not apply to, and any computation of Attributable Indebtedness under such limitation shall exclude, any sale-leaseback transaction if:

                  (i) the lease is for a period, including renewal rights, of not in excess of three years;

                  (ii) the sale or transfer of the property is entered into prior to, at the time of, or within 12 months after the later of the acquisition of the property or the completion of construction thereof;

                  (iii) the lease secures or relates to industrial revenue bonds;

                  (iv) the transaction is between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; or

                  (v) within 12 months after the sale of any Property is completed, the Company or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in the manner described in the second paragraph of Section 3.09(a).

                  SECTION 3.11.  Repurchase of Securities upon Change of
Control.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Securities by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following the occurrence of a Change of Control, the Company covenants to (i) repay or cause to be repaid in full all Indebtedness under the Bank Credit Agreement, or to offer to repay in full all such Indebtedness and to repay the Indebtedness of each Bank which has accepted such offer or (ii) obtain the requisite consents under the Bank Credit Agreement to permit the repurchase of the Securities, as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 3.11. The notice to Holders shall contain all instructions and material necessary to enable such Holders to tender Securities.

                  (b) Within 30 days after the occurrence of a Change of Control, the Company shall mail a notice to the Trustee and each Holder as of such record date as the Company shall establish (and deliver such notice to the Trustee at least five days prior thereto) stating:

                  (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 3.11 and that all Securities validly tendered will be accepted for payment;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

                  (iii) that any Security not tendered will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

                  (v) that Holders electing to have any Security purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                  (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $500 or integral multiples thereof.

                  (c) On the Change of Control Payment Date, the Company shall:

                  (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer;

                  (ii) deposit one day prior to the Change of Control Payment Date with the Paying Agent money sufficient to pay the aggregate purchase price of all Securities or portions thereof so accepted; and

                  (iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company.

                  The Paying Agent shall promptly mail, to each Holder of Securities so accepted, payment in an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $500 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
Section 3.11, the Trustee shall act as Paying Agent.

                  (d) The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs under this Section 3.11 and the Company is required to repurchase Securities as described above. The Trustee shall not be responsible for determining whether compliance with such Rule 14e-l is required or has been satisfied.

                  SECTION 3.12. Corporate Existence. Subject to Articles Three and Four of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Restricted Subsidiary in accordance with the respective organizational documents of the Company and of each Restricted Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Restricted Subsidiary of the Company, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and if the failure to preserve such right, license, franchise or corporate existence shall not be materially adverse to any Holder.

                  SECTION 3.13. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before any penalty accrues thereon (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary of the Company or upon the income, profits or property of the Company or any Restricted Subsidiary of the Company and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary of the Company; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been made.

                  SECTION 3.14. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company and material to the Company and its Restricted Subsidiaries taken as a whole to be maintained and kept in normal condition, repair and working order, all as in the judgment of the Company may be necessary for the conduct of the business of the Company and its Restricted Subsidiaries in the ordinary course.

                  The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.

                  SECTION 3.15.  Compliance Certificates; Certain Notifications.

                  (a) The Company shall deliver to the Trustee, within 60 days after the end of each of the first three fiscal quarters of each year and 120 days after the end of the last fiscal quarter of each year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 120 days of the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 3.15, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If such officers know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status, and what action, if any, the Company proposes to take with respect thereto. The first certificate to be delivered pursuant to this Section 3.15(a) shall be for the first fiscal quarter ending after the Issue Date.

                  (b) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this
Section 3.15 for the last quarter of the fiscal year and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Three and Section 4.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

                  (c) The Company shall deliver to the Trustee, and shall cause to be mailed to the Holders at their addresses appearing in the Security Register, within 30 days of the Incurrence of any Indebtedness under the Bank Credit Agreement utilizing the baskets set forth in clause (xii) or (xiii) of
Section 3.03(a), a notification of such Incurrence setting out the amount of Indebtedness so Incurred pursuant to said clauses and the total amount of Indebtedness outstanding under the Bank Credit Agreement after giving effect to such Incurrence of Indebtedness.

                  SECTION 3.16. Commission Reports and Reports to Holders. Within 15 days after the Company files with the Commission copies of its annual reports and other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall file the same with the Trustee. So long as the Securities remain outstanding, the Company shall file with the Commission and deliver to the Trustee quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year and annual reports (containing audited financial statements and an opinion thereon by the Company's independent certified public accountants) that it would be required to file under Section 13 of the Exchange Act if it had a class of securities listed on a national securities exchange and shall cause to be mailed to the Holders at their addresses appearing in the Security Register within 15 days of when such report would have been required to be filed under Section 13 of the Exchange Act. The obligation of the Company under this Section 3.16 shall commence with the first fiscal quarter ending at least 30 days after the Issue Date. The Company also shall comply with the other provisions of TIA Section 314(a).

                  SECTION 3.17. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FOUR

                              SUCCESSOR CORPORATION

                  SECTION 4.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company (other than a merger of the Company with (but not into) a Restricted Subsidiary with a positive stockholder's equity determined in accordance with GAAP; provided that, in connection with any such merger, no consideration (other than Common Stock in the Company) shall be issued or distributed to the stockholders of the Company) unless:

                  (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquires or leases such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a pro forma basis, the Company (or any Person that becomes the successor obligor on the Securities) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (iv) any Indebtedness Incurred by the Company (or the successor obligor) as a result of, or in connection with, such transaction shall be permitted to be Incurred under Section 3.03(a) (other than under clause (iii) thereof); and

                  (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  SECTION 4.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 4.01 of this Indenture, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                                  ARTICLE FIVE

                              DEFAULT AND REMEDIES

                  SECTION 5.01. Events of Default. An "Event of Default" occurs with respect to the Securities if:

                  (a) the Company defaults in the payment of principal of (or premium, if any, on) any Security, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) the Company defaults in the payment of interest on any Security, as and when the same becomes due and payable, and such default continues for a period of 30 days;

                  (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture, under the Securities or under the Security Pledge and Intercreditor Agreement and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

                  (d) the Company or any Significant Subsidiary fails to make (i) one or more payments of principal in respect of Indebtedness outstanding under the Bank Credit Agreement aggregating $1 million or more with respect to all such payments that shall remain unpaid at any one time, (ii) a principal payment of $10 million or more at the final (but not any interim) Stated Maturity of any issue of Indebtedness or
         (iii) principal payments aggregating $10 million or more at the final (but not any interim) Stated Maturity of more than one issue of Indebtedness and, in the case of clause (i), such defaulted payment shall not have been made, waived or extended within 30 days of the payment default and, in the case of clause (ii), all such defaulted payments shall not have been made, waived or extended within 30 days of the payment default that causes the amount described in clause (ii) to exceed $10 million, provided that in the case of any such defaulted payments under the Bank Credit Agreement aggregating $10 million or more, such 30-day period shall be inapplicable and an Event of Default hereunder shall be deemed to have occurred hereunder immediately upon such failure to make such payments;

                  (e) there occurs with respect to (i) any Indebtedness under the Bank Credit Agreement (to the extent the principal amount outstanding thereunder aggregates $1 million or more) or (ii) any other Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount, individually or in the aggregate, of $10 million or more, an event of default that has caused the holder or holders thereof, or representatives of such holder or holders, to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration, provided that in the case of any such declaration under the Bank Credit Agreement (to the extent the principal amount outstanding thereunder aggregates $10 million or more), such 30-day period shall be inapplicable and an Event of Default hereunder shall be deemed to have occurred hereunder immediately upon such declaration;

                  (f) final judgments or orders (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order in excess of $10 million individually or that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
         (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (h) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
         (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or (iii) effects any general assignment for the benefit of creditors; or

                  (i) subject to the provisions of this Indenture and the Security Documents, the Trustee, for the benefit of the Trustee and the Holders, does not have or ceases to have a valid and perfected security interest in the Collateral (subject to Permitted Liens) or any portion thereof.

                  A Default under clause (c) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% of the principal amount of the Securities outstanding notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested in writing by the Holders of 25% of the principal amount of the Securities then outstanding.

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which constitutes an Event of Default or which with the giving of notice or the lapse of time or both would become an Event of Default under clause (c), (d), (e), (f) or (i), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by such Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the entire unpaid principal of, premium, if any, and accrued interest on the Securities to be due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall become due and payable on the earlier of (x) an acceleration of Indebtedness under the Bank Credit Agreement and (y) the fifth day following such declaration (but only if the relevant Event of Default continues unremedied). In the event of a declaration of acceleration because an Event of Default set forth in clause (d) or (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) or (e) shall be remedied or cured by the Company or such Restricted Subsidiary or waived by the holders of the Indebtedness referred to in such clause within 60 days after such declaration of acceleration. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, all unpaid principal of, premium, if any, and accrued interest on the Securities then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Company and to the Trustee, may waive all past Defaults or Events of Default and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default (other than the non-payment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration) have been cured or waived (subject to Section 5.04) and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                  SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture, including, to the extent permitted in the Security Documents, enforcing its rights in respect of the Collateral.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

                  SECTION 5.04. Waiver of Past Defaults. Subject to Sections 5.02, 5.07 and 8.02 of this Indenture, the Holders of at least a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clause (a) or (b) of Section 5.01 of this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  SECTION 5.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that the Trustee is advised by counsel conflicts with law or this Indenture, that may cause the Trustee to suffer or incur personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction. In addition, prior to taking (or refraining to take) any action hereunder, the Trustee shall be entitled to indemnification from the Holders on terms reasonably satisfactory to the Trustee against all losses and expenses arising from taking or not taking such action.

                  SECTION 5.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture, the Securities or the Security Documents unless:

                  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

                  For purposes of Section 5.05 of this Indenture and this
Section 5.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                  SECTION 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, or interest on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                  SECTION 5.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of
Section 5.01 of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 5.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06 of this Indenture) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 6.06 of this Indenture. To the extent that such payment of reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel out of the estate in any such judicial proceeding shall be denied for any reason, payment of the same shall be secured by a first lien on, and shall be paid out of, any and all dividends, distributions, monies, securities and other property that the Holders may be entitled to receive in such judicial proceedings, whether in liquidation or under any plan of reorganization, arrangement or otherwise. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 5.10. Priorities. If the Trustee collects any money pursuant to this Article Five, or pursuant to the Security Documents, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 6.06 of this Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection thereof by the Trustee;

                  Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

                  Third: to the Company or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 5.10. At least 15 days prior to such record date, the Company (or upon the failure of the Company to act, the Trustee) shall mail by first-class mail to each Holder a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
5.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

                  SECTION 5.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 5.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.09 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 5.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE SIX

                                     TRUSTEE

                  SECTION 6.01.  Rights of Trustee.

                  (a)      Subject to TIA Sections 315(a) through (d):

                  (i) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to Section 9.04 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee or Paying Agent shall not be liable for interest on any money received by it except as the Trustee or Paying Agent may agree in writing with the Company. Money held in trust by the Trustee or Paying Agent need not be segregated from other funds except to the extent required by law or expressly required hereunder;

                  (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith; and

                  (vii) if any Default or any Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (c) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

                  SECTION 6.02. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

                  SECTION 6.03. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall no be accountable for any money paid to the Company under this Indenture or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital in this Indenture, the Securities, the Security Documents or in any document issued in connection with the issuance of the Securities, other than its certificate of authentication.

                  SECTION 6.04. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known by a Responsible Officer of the Trustee charged with administration of this Indenture, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

                  The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) if the Trustee is then the Paying Agent, any Event of Default occurring pursuant to Section 5.01(a) or 5.01(b) of this Indenture or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee charged with administration of this Indenture shall have received written notification referring to this Indenture and the Default or Event of Default, or obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other documents furnished under Section 3.16 of this Indenture, which reports and documents the Trustee shall have no duty to examine.

                  SECTION 6.05. Reports by Trustee to Holders. Within 60 days after each April 1, beginning with April 1, 2004, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such April 1 if required by TIA Section 313(a). The Trustee shall also comply with TIA
Section 313(b).

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed in accordance with TIA Section 313(d). The Company agrees to promptly notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 6.06. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its acceptance of this Indenture and its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by it, in addition to its compensation. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  Subject to TIA Sections 315(a) through (d), the Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability, damage, claim or expense (including taxes and reasonable attorney's fees) incurred by it (except to the extent resulting from the Trustee's negligence or bad faith in connection with the administration of this Indenture and its duties under this Indenture, the Securities and the Security Documents), including the costs and expenses of enforcing this Indenture and the Security Documents and of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Securities and the

Security Documents. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay reasonable fees and expenses of such counsel. The Company need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                  The obligations of the parties hereto under this Section shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section 6.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of and interest on the Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

                  If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 5.01 of this Indenture, the expenses and the compensation for the services will be intended to constitute (and shall have the priority accorded to) expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

                  SECTION 6.07. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 6.07.

                  The Trustee may resign, and shall be discharged from the trust created hereunder, by so notifying the Company in writing at least 30 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and (subject to the following paragraph) may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

                  (i) the Trustee fails to comply with Section 6.09 of this Indenture;

                  (ii)     the Trustee is adjudged a bankrupt or an insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv)     the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section
6.06 of this Indenture, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and under the Security Documents. A successor Trustee shall mail notice of its succession to each Holder.

                  If the Trustee fails to comply with Section 6.09 of this Indenture, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 6.07, the Company's obligations under Section 6.06 of this Indenture shall continue for the benefit of the retiring Trustee.

                  SECTION 6.08. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking, association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

                  SECTION 6.09. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

                  The Trustee and the Company shall comply with TIA Section 310(b), provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met, provided that nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

                  SECTION 6.10. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Seven of this Indenture or under the Security Documents.

                  SECTION 6.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE SEVEN

                             DISCHARGE OF INDENTURE

                  SECTION 7.01. Termination of Company's Obligations. Except as otherwise provided in this Section 7.01, the Company may terminate its obligations under the Securities and this Indenture if:

                  (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 3.01 of this Indenture or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 7.05 of this Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Events of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  With respect to the foregoing clause (i), the Company's obligations under Section 6.06 of this Indenture shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.09, 2.14, 3.01, 3.02, 6.06, 6.07, 7.04, 7.05 and 7.06 of this
Indenture shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.06, 7.05 and 7.06 of this Indenture shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  SECTION 7.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 123rd day after the date of the deposit referred to in clause (A) of this Section 7.02, and the provisions of this Indenture will no longer be in effect with respect to the Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of resignation of transfer and exchange, (ii) substitution of, apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 3.02,
(v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                  (A) with reference to this Section 7.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient to pay and discharge, after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                  (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                  (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                  (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Company received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 7.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above, and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of
         Section 547
         of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling, to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (E) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge; and

                  (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.02 have been complied with.

                  Notwithstanding the foregoing, prior to the end of the 123-day period from the date of the deposit referred to in clause (A) above, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 7.02, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.09, 2.14, 3.01, 3.02. 6.06,
6.07, 7.05 and 7.06 of this Indenture shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.06,
7.05 and 7.06 of this Indenture shall survive. If and when a ruling from the Internal Service or an Opinion of Counsel referred to in clause (D) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 3.01 of this Indenture, then the Company's obligations under such Section 3.01 of this Indenture shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.02.

                  After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                  SECTION 7.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses
(iii) of Section 4.01 and Sections 3.03 through 3.16 of this Indenture, and clause (c) of Section 5.01 of this Indenture with respect to clause (iii) of
Section 4.01 and Sections 3.03 through 3.16 of this Indenture, and clauses (d),
(e), (f) and (i) of Section 5.01 of this Indenture shall be deemed not to be Events of

Default, in each case with respect to the outstanding Securities 123 days after the deposit referred to in clause (i) below if:

                  (i) with reference to this Section 7.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 of this Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof an accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient to pay and discharge, after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                  (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                  (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                  (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
         Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (v) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Securities to be delisted; and

                  (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.03 have been complied with.

                  SECTION 7.04. Application of Trust Money. Subject to Section
7.06 of this Indenture, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01, 7.02 or
7.03 of this Indenture, as the case may be, and shall apply (or cause the Paying Agent to apply) the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 7.05. Repayment to Company. Subject to Sections 6.06, 7.01, 7.02 and 7.03 of this Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time (except for collateral consisting of funds deposited or segregated to satisfy conditions precedent hereunder, as to which collateral the Trustee may continue to possess and shall retain its Lien) and thereupon the Trustee and Paying Agent shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request set forth in an Officers' Certificate any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or the Paying Agent shall cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease and be terminated.

                  SECTION 7.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 7.01, 7.02 or 7.03 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01, 7.02 or 7.03 of this Indenture, as the case may be (such revival and reinstatement to be deemed effective as of the date on which such deposit had occurred pursuant to Section 7.01, 7.02 or 7.03 of this Indenture, as the case may be), until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01, 7.02 or 7.03 of this Indenture, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 8.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture, the Securities or the Security Documents without notice to or the consent of any Holder:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2)      to comply with Article Four of this Indenture;

                  (3) to comply with the obligation to secure the Securities pursuant to Section 3.08 of this Indenture;

                  (4) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                  (5) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or Security Documents;

                  (6) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (7) to provide additional Collateral for the Securities, and to provide additional indemnity to the Trustee, and modify other provisions of this Indenture, the Securities or the Security Documents that relate to such additional Collateral or that will or may be impacted by providing such additional Collateral in a manner not adverse to the Holders, and to enter into agreements, documents or other instruments to effect the foregoing, including, without limitation, pledge and security agreements relating to Liens on such Collateral on a second-priority basis in favor of the Trustee for the benefit of the Trustee and the Holders;

                  (8) to make any change that would provide additional rights or benefits to Holders or that does not adversely affect the rights of any Holder;

                  (9) to confirm to the Banks the subordination of the Liens in the Collateral in favor of the Trustee pursuant to the Security Documents to the Liens in the Collateral in favor of the Banks under or pursuant to the Bank Credit Agreement; or

                  (10) to make any change necessary to comply with the provisions of the Security Documents, including pursuant to amendments of the Security Documents in accordance with their terms.

                  The Company shall also be entitled to releases of Collateral as described in Section 5.03 of the Security Pledge and Intercreditor Agreement.

                  SECTION 8.02. With Consent of Holders. Subject to Sections
5.04 and 5.07 of this Indenture and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture, the Securities and the Security Documents with the written consent of the Holders of a majority in principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture, the Securities or the Security Documents.

                  Notwithstanding the provisions of this Section 8.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 5.04, may not:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or adversely affect any right of repayment at the option of any Holder of any Security, or change any place of payment where, or the currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (ii) reduce the percentage in principal amount of the outstanding Securities required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

                  (iii) waive a default in the payment of principal of or interest on, any Security; or

                  (iv) modify any of the provisions of this Section 8.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

                  It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
8.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures and Security Documents to Holders upon their written request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  SECTION 8.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.

                  After an amendment, supplement or waiver becomes effective as set forth in Sections 8.01 and 8.02, it shall bind every Holder and every subsequent Holder of a Security in the manner set forth herein.

                  SECTION 8.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

                  SECTION 8.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Eight is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee (as determined by the Trustee in the exercise of its reasonable discretion). The Trustee in its discretion may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 8.06. Conformity with Trust Indenture Act. Every amendment and supplemental indenture executed pursuant to this Article Eight shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE NINE

                                  MISCELLANEOUS

                  SECTION 9.01. Trust Indenture Act of 1939. Upon the issuance of the Global Securities, this Indenture will be subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 9.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                  if to the Company:

                  Nutritional Sourcing Corporation
                  1300 N.W. 22nd Street
                  Pompano Beach, Florida 33069
                  Attention: Chief Financial Officer

                  if to the Trustee:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890
                  Attention: Corporate Trust Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or nor the addressee receives it.

                  SECTION 9.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture or the Security Documents, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or the Security Documents relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

                  SECTION 9.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or the Security Documents shall include:

                  (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                  (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 9.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 9.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Stated Maturity or date of maturity of any Security shall not be a Business Day at any place of payment, then payment of principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Security; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

                  SECTION 9.07. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising our of or relating to this Indenture, the Securities or the Security Documents.

                  SECTION 9.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 9.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future shareholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

                  SECTION 9.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 9.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 9.12. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 9.13. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   ARTICLE TEN

                                   REDEMPTION

                  SECTION 10.01. Right of Redemption. The Securities may be redeemed at the election of the Company, in whole or in part, at any time on or after the Issue Date and prior to maturity, at the Redemption Prices specified in the form of Securities annexed hereto as Exhibit A, plus accrued interest to the Redemption Date.

                  SECTION 10.02. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 10.01 of the Indenture and paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed.

                  The Company shall give each notice provided for in this
Section 10.02 in an Officers' Certificate at least 45 days before the Redemption Date but not later than the date of any notice delivered pursuant to Section
10.04 hereof (unless a shorter period shall be satisfactory to the Trustee).

                  SECTION 10.03. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Securities of $500 in principal amount or less shall be redeemed in part.

                  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $500 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $500 in principal amount or any integral multiple thereof) of the principal of Securities that have denominations larger than $500 in principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

                  SECTION 10.04. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price;

                  (iii)    the name and address of the Paying Agent;

                  (iv) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (v) that the redemption does not violate any agreement binding upon the Company;

                  (vi) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

                  (vii) that, if any Security is being redeemed in part, the portion of the principal amount (equal to $500 in principal amount or any integral multiple thereof) of such

         Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and

                  (viii) that, if any Security contains a CUSIP number as provided in Section 2.13 of this Indenture, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the name and at the expense of the Company; provided, however, that the Company shall have delivered to the Trustee at least 45 (or a lesser number of days acceptable to the Trustee) days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information in such notice required by the preceding pargraph. Concurrently with the giving of such notice by the Company to the Holders, the Company shall deliver to the Trustee an Officers' Certificate stating that such notice has been given.

                  SECTION 10.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date.

                  Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Securities.

                  SECTION 10.06. Deposit of Redemption Price. On or prior to 10:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05 of this Indenture) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

                  SECTION 10.07. Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption

Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

                  SECTION 10.08. Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.

                                 ARTICLE ELEVEN

                             COLLATERAL AND SECURITY

                  SECTION 11.01.  Security Pledge and Intercreditor Agreement.

                  (a) In order to secure the due and punctual payment of principal of and interest and premium (if any) on the Securities when and as the same shall become due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, the Company and the Trustee are simultaneously with the execution of this Indenture entering into the Security Pledge and Intercreditor Agreement, pursuant to which the Company has granted to the Trustee a security interest in all of its right, title and interest in, to and under the Collateral referred to therein for the equal and ratable benefit and security of the Holders of the Securities, without preference, priority or distinction of any thereof over any other by reason or difference in time, of issuance, sale or otherwise, and for the Trustee or any other agent for such Holders to the extent provided in this Indenture and in the Security Documents. At the time this Indenture and the Security Pledge and Intercreditor Agreement are executed, the Company will have full right, power and lawful authority to grant, convey, hypothecate, assign, mortgage and pledge the property constituting the Collateral, in the manner and form done, or intended to be done, in this Indenture and the Security Pledge and Intercreditor Agreement, free and clear of all Liens whatsoever, except the Liens created pursuant to the Bank Credit Agreement, this Indenture and the Security Pledge and Intercreditor Agreement, and except to the extent otherwise provided therein and herein, and (a) will forever warrant and defend the title to the same against the claims of all Persons whatsoever, (b) will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably require or request, and (c) will do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee, to assure and confirm to the Trustee the perfection and priority of the security interests in the Collateral contemplated by the Security Pledge and Intercreditor Agreement, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities, according to the intent and purposes herein expressed.

                  (b) Each Holder, by accepting a Security, consents and agrees to all of the terms and provisions of the Security Documents, as the same may be in effect from time to time or may be amended from time to time in accordance with the provisions of thereof and of this Indenture, and authorizes and directs the Trustee to act as the secured party under the Security Documents; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the TIA, when applicable, the TIA shall control, subject to Section 9.01.

                  (c) As set forth in and governed by the Security Documents, as among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Securities.

                  SECTION 11.02.  Recording and Opinions.

                  (a) The Company will, at its own expense, register, record and file or rerecord, refile and renew the Security Documents, this Indenture and all amendments or supplements thereto in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens of the Indenture and the Security Documents on all parts of the Collateral and to effectuate and preserve the perfection and priority of the security of the Holders and all rights of the Trustee.

                  (b) The Company will furnish to the Trustee on May 15 in each year beginning with May 15, 2004, an Opinion of Counsel dated as of such date, either:

                  (i) (A) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

                  (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien, and maintain the priority of such Lien in the Collateral and assignment.

                  (c) The Company will otherwise comply with the provisions of TIA Section 314(b).

                  SECTION 11.03. Actions to Protect Collateral. In addition to
Section 5.09 and subject to the provisions of the Security Documents, the Trustee, acting at the written direction of the Holders of the Securities, shall have power to institute and maintain such suits and proceedings as the Trustee reasonably may deem expedient to prevent any impairment of the Collateral or the perfection, status or priority of the Trustee's Lien in the Collateral by any acts that the Trustee reasonably has cause to believe are unlawful or in violation of the terms of the Security Documents or this Indenture, and such suits and proceedings as the Trustee reasonably may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security for the Securities or be prejudicial to the Holders or the Trustee in their respective capacities as such); provided that nothing contained in this Section 11.03 shall be deemed to be a waiver of any right which the Company would otherwise have with respect to the defense of any such suit or proceeding.

                  If an advance of funds shall at any time be required for the preservation or maintenance of any Collateral, then, upon three Business Days' notice to the Company, the Trustee shall be entitled to make such advance (it being understood that the Trustee shall not be obligated to make such advance). Each such advance shall be reimbursed, with interest from the date such advance was made (at the rate then borne by the Securities), by the Company, upon demand of the Trustee, and if the Company fails to comply with such demand, out of Trust Moneys. Any funds advanced by the Trustee pursuant to this paragraph for the preservation and maintenance of Collateral shall be secured obligations hereunder, secured by the security interest in the Collateral pursuant to the Security Pledge and Intercreditor Agreement.

                  SECTION 11.04. Receipt of Funds Under Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                  SECTION 11.05. Certificates of Fair Value. To the extent applicable, the Company shall cause TIA Section 314(d) to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by any Officer of the Company, provided that, to the extent required by TIA Section 314(d), any such certificate or opinion shall be made by an "independent appraiser" or other "expert" (as such terms are set forth in TIA Section 314(d)).

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                           NUTRITIONAL SOURCING CORPORATION,
                                           as Issuer

                                           By: _________________________________
                                               Name:
                                               Title:

                                           WILMINGTON TRUST COMPANY,
                                           as Trustee

                                           By: _________________________________
                                               Name:
                                               Title:

STATE OF NEW YORK   )
                    )     ss.:
COUNTY OF NEW YORK  )

         On this __th day of _____, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he resides at _______________________, that he is __________ of Nutritional Sourcing
Corporation, one of the corporations described in and that executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                         _______________________________________
                                                      Notary Public

(Notarial Seal)

STATE OF NEW YORK    )
                     )    ss.:
COUNTY OF NEW YORK   )

                  On this ___th day of _____, , before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________, that he is _______________ of Wilmington Trust Company, one of the entities described in and that executed the above instrument; and that he signed his name thereto by authority of the by-laws of Wilmington Trust Company.

                                         _______________________________________
                                                      Notary Public

(Notarial Seal)

                                                                       EXHIBIT A

                                   (FACE NOTE)

                        NUTRITIONAL SOURCING CORPORATION

                      10.125% Senior Secured Note Due 2009

No.                                                               [CUSIP] ______

                                                                  $

                  The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

---------------------------------------------------------------------------------------------
                                                       Original issue discount under
                                                       Section 1273 of the Internal Revenue
                                                       Code (for each $1,000 principal amount
Issue Date:  [    ]                                    at maturity):  $___
---------------------------------------------------------------------------------------------
Yield to maturity for period from Issue Date to        Issue Price (for each $1,000 principal
August 1, 2009: __% (rounded to two decimal            amount at maturity): $___
places), compounded semiannually on February 1,
and August 1 commencing on the Issue Date
---------------------------------------------------------------------------------------------

                  NUTRITIONAL SOURCING CORPORATION, a Delaware corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or registered assigns, the principal sum of ________________ Dollars, on August 1, 2009.

                  Interest Payment Dates: February 1 and August 1, commencing February 1, 2004.

                  Regular Record Dates: January 15 and July 15.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:______________________                    NUTRITIONAL SOURCING CORPORATION

                                               By:_____________________________
                                               Title:

                                               By:_____________________________
                                               Title:

                (Form of Trustee's Certificate of Authentication)

                  This is one of the 10.125% Senior Secured Notes Due 2009 described in the within-mentioned Indenture.

                                               WILMINGTON TRUST COMPANY,
                                               as Trustee

                                               By:_____________________________
                                                      Authorized Signature

                             (REVERSE SIDE OF NOTE)

                        NUTRITIONAL SOURCING CORPORATION

                      10.125% Senior Secured Note Due 2009

                  1.       Principal and Interest.

                  The Company will pay the principal of this Security on August 1, 2009.

                  The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate of 10.125% per annum.

                  Interest will be payable semiannually (to the holders of record of the Securities at the close of business on January 15 or July 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 1, 2004.

                  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate of 10.125% per annum.

                  2.       Method of Payment.

                  The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each February 1 and August 1 to the persons who are Holders (as reflected in the Security Register at the close of business on such January 15 and July 15 immediately preceding the Interest Payment Date), in each case, even if the Security is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after August 1, 2009. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money; provided, that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any and interest on Global Securities and all other Securities the Holders of which shall have provided written transfer instructions to the Company or any Paying Agent. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

                  3.       Paying Agent and Registrar.

                  Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

                  4.       Indenture; Limitations.

                  The Company issued the Securities under an Indenture dated as
of [   ], 2003 (the "Indenture"), between the Company and Wilmington Trust
Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

                  The Securities are general obligations of the Company. The Indenture limits the original aggregate principal amount of the Securities to $90,000,000.

                  The Securities are secured by the Lien created pursuant to the Indenture and the Security Documents, which Lien is second in priority to the Lien created pursuant to the Bank Credit Agreement.

                  5.       Optional Redemption.

                  The Company may redeem all of the Securities at any time or any portion of the Securities from time to time, on or after the Issue Date, at a redemption price equal to the applicable percentage of the then outstanding principal amount thereof set forth below, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the periods set forth below:

           Year                                   Redemption Price
           ----                                   ----------------
    Issue Date to and                                 102.000%
   including the First
Anniversary of Issue Date

      After the First                                 101.000%
Anniversary of Issue Date
  to and including the
  Second Anniversary of
       Issue Date

and after the second anniversary of the Issue Date, at 100% of the principal amount, plus accrued interest to the Redemption Date.

                  6.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his last address as it appears in the Security Register. Securities in denominations larger than $500 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

                  7.       Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $500 in principal amount and integral multiples thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

                  8.       Persons Deemed Owners.

                  A Holder may be treated as the owner of a Security for all purposes, subject to the provisions of the Indenture relating to record dates for payment.

                  9.       Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  10.      Discharge Prior to Maturity.

                  If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of the Securities and interest thereon (a) to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except, in certain circumstances, for certain sections thereof, and (b) to the Stated Maturity of such principal and interest, the Company will be discharged from certain covenants set forth in the Indenture.

                  11.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions set forth in the Indenture, the Indenture, the Securities and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities and make any change that would provide any additional rights or benefits to Holders or that does not adversely affect the rights of any Holder.

                  12.      Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to pay dividends, create liens, sell assets, engage in transactions with Affiliates or incur Indebtedness. At the end of each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.

                  13.      Successor Corporations.

                  When a successor person or other entity assumes all the obligations of its predecessor under the Securities, the Indenture and the Security Documents, the predecessor person will be released from those obligations.

                  14.      Defaults and Remedies.

                  An Event of Default is any event defined as an Event of Default in the Indenture.

                  If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable as provided in the Indenture. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

                  15.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

                  16.      No Recourse Against Others.

                  No stockholder, director, officer, employee or incorporator as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                  17.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

                  18.      Obligation of Company Only.

                  The Holder of this Security acknowledges, by acceptance hereof, that this Security is solely an obligation of the Company and that the Indebtedness under the Bank Credit Agreement constitutes obligations of one or more of the Company's subsidiaries.

                  19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Nutritional Sourcing Corporation, 1300 N.W. 22nd Street, Pompano Beach, Florida 33069,
Attention: Chief Financial Officer.

                                   ASSIGNMENT

I or we assign and transfer this Security to:

Please insert social security or other identifying number of assignee

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Print or type name, address and zip code of assignee

and irrevocably appoint _____________________________, as agent, to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_____________________

Signed:________________________________________________________________________

        (Sign exactly as name appears on the other side of the Security)

Date: _____________________        ________________________________________

                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee*:

Dated:                                  NOTICE: To be executed by an executive
                                                officer

------------------------

* Signature must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if this Security is to be delivered other than to, and in the name of, the registered holder.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Security purchased by the Company pursuant to Section 3.09 or 3.11 of the Indenture, check the Box: [ ].

                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 3.09 or 3.11 of the Indenture, state the amount (in principal amount) which must be an integral multiple of $500:

                                         $_______________________

Date:  ____________                      Your Signature:_______________________

(Sign exactly as your name appears on the other side of this Security)

*Signature Guarantee:______________________________________

----------------------------

* Signature must be guaranteed by an institution which falls within the definition of "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

================================================================================

                        NUTRITIONAL SOURCING CORPORATION,
                                             as Issuer

                                       and

                            WILMINGTON TRUST COMPANY,
                                           as Trustee

                               ------------------

                   SECURITY PLEDGE AND INTERCREDITOR AGREEMENT

                            Dated as of [        ], 2003

                               ------------------

                      10.125% SENIOR SECURED NOTES DUE 2009

================================================================================

                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
Section 1.  Definitions.........................................................         1

Section 2.  Representations and Warranties......................................         3

Section 3.  Security Interest...................................................         4

       3.01  Grant of Security Interest.........................................         4
       3.02  Dividends on Collateral Consisting of Capital Stock................         5

Section 4.  Subordination of Lien...............................................         5

       4.01  Subordination Generally............................................         5
       4.02  Certain Enforcement Actions........................................         6
       4.03.  Certain Matters Pertaining to Insolvency Proceedings..............         6
       4.04  Certain Actions With Respect to Lien Priorities....................         7
       4.05  Perfection of Security Interests...................................         9
       4.06  Control of Dispositions of Collateral..............................         9

Section 5.  Declaration of Trust; Other Provisions Concerning the Collateral....        10

       5.01  Declaration and Acceptance of Trust................................        10
       5.02  Right to Make Advances.............................................        10
       5.03  Release of Collateral..............................................        10
       5.04  Purchaser Protected................................................        12
       5.05  Powers Exercisable by Receiver or Trustee..........................        12
       5.06  Determinations Relating to Collateral..............................        12

Section 6.  Further Assurances, Etc.............................................        12

       6.01  Delivery and Other Perfection......................................        12
       6.02  Certain Provisions Relating to Collateral..........................        13

Section 7.  Trust Moneys........................................................        14

       7.01.  Trust Moneys......................................................        14
       7.02  Withdrawal of Certain Trust Moneys.................................        15
       7.03  Application of Trust Moneys upon Event of Default..................        15

Section 8.  Remedies, Etc.......................................................        15

       8.01  Event of Default...................................................        15
       8.02  Deficiency.........................................................        16
       8.03  Removals, Etc......................................................        17
       8.04  Private Sale.......................................................        17

                                       (i)

       8.05  Termination........................................................        17

Section 9.  Bank Credit Agreement Reliance, Modifications, Etc..................        17

       9.01.  Notice of Acceptance, Etc.........................................        17
       9.02.  Modifications to Documents........................................        17
       9.03.  Liability of Banks................................................        18
       9.04.  Further Assurances................................................        18

Section 10.       Miscellaneous.................................................        18

       10.01  No Waiver.........................................................        18
       10.02  Notices...........................................................        19
       10.03  Expenses..........................................................        19
       10.04  Amendments, Etc...................................................        19
       10.05  Successors and Assigns............................................        19
       10.06  Captions..........................................................        20
       10.07  Counterparts......................................................        20
       10.08  Governing Law.....................................................        20
       10.09  Severability......................................................        20
       10.10  Information as to Bank Credit Agreement...........................        20
       10.11  No Limitation Upon Indenture......................................        20

                                      (ii)

                   SECURITY PLEDGE AND INTERCREDITOR AGREEMENT

                  SECURITY PLEDGE AND INTERCREDITOR AGREEMENT dated as of [ ], 2003, between NUTRITIONAL SOURCING CORPORATION, a Delaware corporation (including any successor thereto, the "Company,"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (the "Trustee").

                  Pursuant to an Indenture dated as of the date hereof (as the same may be modified and supplemented and in effect from time to time, the "Indenture") between the Company and the Trustee, the Company has authorized the issuance of up to $90,000,000 principal amount of its 10.125% Senior Secured Notes due 2009 issuable as provided in the Indenture on the date hereof (such 10.125% Senior Secured Notes being herein collectively called the "Securities").

                  To induce the holders of the Securities to accept the Securities upon their issuance under the Indenture, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined), which pledge and grant shall be junior in priority to any pledge and security interest in the Collateral granted by the Company as collateral security for its obligations under the "Bank Credit Agreement" referred to in the Indenture.

                  Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Definitions. Terms used but not defined herein have the respective meanings assigned to such terms in the Indenture. As provided in
Section 1.03(viii) of the Indenture, the word "include", "includes" and "including" shall mean "include, without limitation", "includes, without limitation" and "including, without limitation", respectively. In addition, as used herein:

                  "Bank Credit Agreement Obligations" means all obligations of the Company and its Subsidiaries to the Banks (including any agent or representative acting on their behalf) under the Bank Credit Agreement, whether for payment of principal, interest, fees, expenses, indemnification or any other obligation at any time payable by the Company or any of its Subsidiaries thereunder.

                  "Bank Credit Agreement Payment Date" means the date on which
(a) all of the Bank Credit Agreement Obligations shall have been finally and indefeasibly paid in full, all commitments to extend credit thereunder shall have been terminated and all letters of credit or similar instruments issued thereunder shall have expired or been terminated (or cash collateralized as provided in clause (b) below), and (b) the Company and its Subsidiaries shall have furnished the Banks (or an agent or representative on their behalf) with cash as collateral

                   Security Pledge and Intercreditor Agreement security in such amounts as the Banks shall have determined are reasonably necessary to secure the Banks from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Bank Credit Agreement Obligations, including issued and outstanding letters of credit and checks or other payments provisionally credited to the Bank Credit Agreement Obligations and as to which the Banks have not yet received final and indefeasible payment.

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

                  "Collateral" shall have the meaning ascribed thereto in
Section 3.01 hereof.

                  "Equity Collateral" shall have the meaning ascribed thereto in
Section 3.01(c) hereof.

                  "Insolvency Proceeding" means any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of any Person, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of such Person.

                  "Intercompany Notes" means the promissory notes payable by Subsidiaries of the Company to the Company referred to in Annex 1 hereto and any replacement notes or other similar notes payable by Subsidiaries of the Company to the Company from time to time, which promissory notes are subordinated, inter alia, to the Bank Credit Agreement Obligations and the claims of such Subsidiaries to trade creditors.

                  "Issuers" means any Subsidiaries of the Company from time to time in which the Company shall hold any capital stock or other ownership interest, including the respective corporations and limited liability companies identified on Annex 1 hereto under the caption "Issuer".

                  "Pledged Equity" shall have the meaning ascribed thereto in
Section 3.01(a) hereof.

                  "Possessory Collateral" means the Intercompany Notes and the certificates evidencing the Pledged Equity, and any other Collateral in which a Lien may be perfected through physical possession by the secured party or any agent therefor of an instrument or other document evidencing such Collateral. The term "Possessory Collateral" shall include the Mortgage Notes referred to on Annex 1 hereto pledged as collateral security for the obligations of Pueblo in respect of the Subordinated Intercompany Real Estate Note referred to in said Annex 1.

                  "Secured Obligations" means, collectively, (i) all present and future obligations of the Company under the Indenture relating to the Securities, including in respect of the principal of, and interest (including interest accruing after the occurrence of any Default set forth in the

                   Security Pledge and Intercreditor Agreement

Indenture, whether or not a claim for post-filing or post-petition interest is allowed or allowable under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws) and premium, if any, on the Securities, fees, reimbursement and indemnification obligations (including fees and expenses of the Trustee payable under the Indenture and under the Security Documents) and all other amounts outstanding under the Indenture or the Securities (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code or the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code), and (ii) all present and future obligations of the Company under this Agreement or the other Security Documents, in each case as the same may be modified and supplemented and in effect from time to time (including fees and expenses of the Trustee payable under the Indenture and under the Security Documents).

                  "Trust Moneys" means all cash or cash equivalents received by the Trustee in respect of the Collateral (a) in exchange for the release of Collateral from the Lien of this Agreement, (b) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Agreement or otherwise or (c) otherwise as security for the Secured Obligations.

                  Section 2. Representations and Warranties. The Company represents and warrants to the Trustee that:

                  (a) Organization, Etc. The Company is validly organized and existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and to conduct business substantially as currently conducted by it.

                  (b) Due Authorization, Non-Contravention, Etc. The execution, delivery and performance by the Company of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene any (i) contractual restriction binding on or affecting the Company, (ii) court decree or order binding on or affecting the Company or
(iii) law or governmental regulation binding on or affecting the Company.

                  (c) Governmental Approval, Regulation, Etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other person (other than filings and recordings in respect of the Liens created hereunder and other than those that have been, or on the date of this Agreement will be, duly obtained or made and which are, or on the date of this Agreement will be, in full force and effect) is required for
(i) the grant by the Company of the security interest granted hereby and the pledge by the Company of any Collateral pursuant hereto, or (ii) the due execution, delivery or performance by the Company of this Agreement.

                  (d) Validity, Etc. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except in any

                   Security Pledge and Intercreditor Agreement case as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity.

                  (e) Ownership. The Company is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section
3.01 hereof and no lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Permitted Liens under the Indenture and except for the pledge and security interest in favor of the Trustee created or provided for herein.

                  (f) Pledged Equity. The Pledged Equity identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock or other ownership interest of any class or character of the Issuers beneficially owned by the Company on the date hereof and Annex 1 hereto correctly identifies, as at the date hereof, the respective Issuers of such Pledged Equity and (in the case of any corporate Issuer) the respective class and par value of the shares comprising such Pledged Equity, the percentage of the outstanding equity interests of such Issuer represented by the Pledged Equity and the respective number of shares represented by each such certificate.

                  (g) Intercompany Notes. The Intercompany Notes identified in Annex 1 hereto constitute all intercompany promissory notes payable by any of the Subsidiaries of the Company to the Company.

                  Section 3. Security Interest.

                  3.01 Grant of Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Trustee, for the benefit of the Holders, as hereinafter provided, a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as the "Collateral"):

                  (a) all shares of capital stock or other ownership interests held by the Company from time to time in any Subsidiary of the Company now or hereafter existing, including the Issuers identified in Annex 1, in each case together with the certificates (if any) evidencing the same, and all present and future rights of the Company to receive payment of money or other distribution of payments arising out of or in connection with such shares or ownership interests, now or hereafter owned by the Company (collectively, the "Pledged Equity");

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity;

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

                  (c) without limiting the general applicability of Section 3.01(a), in the event of any consolidation or merger in which any Issuer of any Pledged Equity is not the surviving entity, all ownership interests held by the Company of any class or character in the successor entity formed by or resulting from such consolidation or merger (the Pledged Equity, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause
         (c) being herein collectively called the "Equity Collateral");

                  (d) the Intercompany Notes, and all instruments, files, records, and documents covering or relating to the Intercompany Notes, and all payments of principal of or interest thereon; and

                  (e) all proceeds of and to any of the property described in the preceding clauses of this Section 3 (including all Trust Moneys) and, to the extent related to any property described in said clauses or such proceeds, all books and other papers in the possession or under the control of the Company,

IT BEING UNDERSTOOD, that the Liens granted by the Company in favor of the Trustee provided for above shall, in the manner and to the extent provided in
Section 4 hereof, be junior and subordinate to the Liens granted or to be granted by the Company in favor of the Banks (or an agent or representative on their behalf) pursuant to the Bank Credit Agreement.

                  3.02 Dividends on Collateral Consisting of Capital Stock. In the event that a Default under the Indenture has occurred and is then continuing, any dividend or distribution with respect to the Collateral consisting of Capital Stock pledged hereunder shall, except as and to the extent paid to the holders of the Bank Credit Agreement Obligations for application to the Bank Credit Agreement Obligations, be paid directly to the Trustee to be held by the Trustee in accordance with and subject to the provisions of Section 4 of this Agreement.

                  Section 4. Subordination of Lien.

                  4.01 Subordination Generally. Notwithstanding anything else in this Agreement or in the Indenture to the contrary, the Trustee, on behalf of itself and the Holders, hereby agrees that, regardless of the relative times of attachment or perfection thereof or the order of filing of financing statements or other documents or any provision of the Uniform Commercial Code or any other applicable law to the contrary, (a) the Liens granted in favor of the Trustee pursuant to this Agreement shall in all respects be junior and subordinate to the Liens granted or to be granted to the Banks (or an agent or representative on their behalf) as security for the Bank Credit Agreement Obligations (without regard to whether there shall be a Lien on any such assets securing Bank Credit Agreement Obligations or whether any Lien shall be perfected or avoidable) and
(b) except as provided in clause (y) or (z) to the proviso to Section 4.02(a), all of the rights and remedies of the Trustee hereunder are hereby expressly made, and at all times will be, subject and subordinate in all respects to any Liens now existing or that may in the future be created as security for the Bank Credit Agreement Obligations. The Trustee further agrees, on behalf of itself and the Holders, that it shall not (and hereby waives any right to) take any action

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
to contest or challenge the validity, priority, enforceability or perfection of the Liens of the Banks (or of any agent or representative acting on their behalf) on the Collateral.

                  4.02 Certain Enforcement Actions. Prior to the Bank Credit Agreement Payment Date, the Trustee will not, without the prior written consent of the Banks (or of an agent or representative on their behalf),

                  (a) commence any action, whether judicial or otherwise, for the enforcement of the Trustee's rights or remedies as a secured creditor with respect to the Collateral or any Liens on the Collateral, including (i) commencement of any execution, levy, receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral or in respect of any Liens on the Collateral or any proceeds thereof, or any other exercise of rights or remedies with respect to the Collateral or in respect of any Liens on the Collateral (including any collection proceedings with respect to any of the Collateral), (ii) notifying any obligor on any of the Intercompany Notes, or any other third-party account debtors of the Company, to make payment directly to the Trustee or to any of its agents or other Persons acting on its behalf, and (iii) following the commencement of an Insolvency Proceeding against the Company, exercising any rights afforded to secured creditors in a case under the Bankruptcy Code with respect to the Collateral or any Liens on the Collateral or taking any other action under the Bankruptcy Code that directly relates to or directly affects the Collateral or any Liens on the Collateral, provided that (x) following the occurrence and during the continuance of an Insolvency Proceeding, nothing herein shall be deemed to prevent the taking of any action by the Trustee to the extent that the same relates to or affects all or substantially all of the property of the bankruptcy estate of the Company, (y) the Trustee and the Holders may make such demands and file such claims as may be necessary to prevent the waiver or bar under applicable statutes of limitations or other statutes, court orders or rules of procedure of any claims held by them and (z) the foregoing shall not prevent the Trustee or the Holders from declaring an Event of Default or exercising their rights to accelerate the Indebtedness pursuant to Article V of the Indenture, or

                  (b) seek to exercise any other rights or remedies of any type or nature with respect to any of the Collateral or any Lien on the Collateral.

                  After the Bank Credit Agreement Payment Date, the Trustee shall not be restricted by the provisions of this Agreement from exercising any and all rights it may have as a creditor under applicable law, including the rights to exercise all rights and remedies in foreclosure or otherwise with respect to any of the Collateral.

                  4.03. Certain Matters Pertaining to Insolvency Proceedings. In addition to, and without limiting the generality of Section 4.02 hereof, the Trustee, on behalf of itself and the Holders agrees that in the event of an Insolvency Proceeding involving the Company that occurs prior to the Bank Credit Agreement Payment Date:

                  (a) the Trustee and the Holders will not (i) pursue any remedies with respect to the Collateral or any Liens on the Collateral in an Insolvency Proceeding, including

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
         seeking a relief from stay that is not supported by the Banks (or an agent or representative on their behalf) or (ii) oppose, hinder or interfere with any sale under Section 363 of the Bankruptcy Code of all or any portion of the Collateral which has the support of the Banks (or any such agent or representative), provided that nothing in this
         Section 4.03(a) will (x) affect the exercise by the Trustee and the Holders of their right to vote on a reorganization plan or to determine how they are to vote or (y) prevent the Trustee or the Holders from exercising any rights to which they are entitled by virtue of the TIA;

                  (b) neither the Trustee nor any Holder will cause the Company or a bankruptcy trustee therefor to seek to surcharge the Collateral of the Banks, or to finance any surcharge action (other than in respect of fees and expenses of the Trustee on a subordinated basis in accordance with this Agreement including this Section 4);

                  (c) the Trustee, on behalf of itself and the Holders, waives any actions, claims or rights against the Banks (or an agent or representative on their behalf) arising out of the election of the Banks (or any such agent or representative) of the application of
         Section 1111(b)(2) of the Bankruptcy Code, or which might arise from any matter approved by the Bankruptcy Court, including the use of cash collateral, debtor-in-possession financing arrangements, granting security interests, or receipt and application of payments from the debtor's estate; and

                  (d) neither the Trustee nor any Holder will support any motion for an order approving debtor-in-possession financing or the use of cash collateral if the order would include provisions that would (i) convert prepetition unsecured debt into secured debt or an administrative expense or (ii) elevate a prepetition lien that is equal to or junior to the Liens of the Banks to a position which would be senior to the Liens of the Banks; neither the Trustee nor any Holder shall object to the provision by the Banks (or an agent or representative on their behalf) of debtor-in-possession financing on the grounds that their interests are not adequately protected under the terms of the debtor-in-possession financing arrangement, provided that, nothing in this sentence shall preclude the Trustee or any Holder from objecting to such debtor-in-possession financing on any ground on which an unsecured creditor could object.

                  4.04 Certain Actions With Respect to Lien Priorities.

                  (a) Turnover by Trustee of Collateral. All payments or distributions of or with respect to the Collateral that are received by the Trustee hereunder at any time prior to the Bank Credit Agreement Payment Date shall be segregated from other funds and property held by the Trustee in trust for the benefit of the Banks, and the Trustee shall forthwith pay over to the Banks (or an agent or representative on their behalf) such proceeds in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and of the Bank Credit Agreement. The Trustee, on behalf of itself and the Holders, hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against the Company and any Collateral for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse

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
in respect of sums paid or payable to the Banks by the Trustee hereunder and further irrevocably and unconditionally waives and relinquishes any and all other benefits which the Trustee might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected upon or realized from the Collateral, prior to the Bank Credit Agreement Payment Date.

                  (b) Turnover by Banks upon Payment in Full. Effective upon the first day after the Bank Credit Agreement Payment Date, except under the circumstances described in Section 4.04(c), the Company will cause the Banks (or an agent or representative on their behalf) to promptly execute and deliver all such instruments and documents, and take all such actions as shall be necessary or that the Trustee may reasonably request, to evidence or confirm the termination of the subordination of the Lien created under this Agreement as provided in this Section 4 and, in that connection, to cause the Banks (or an agent or representative on their behalf) to deliver to the Trustee without recourse and without representation or warranty of any kind, all Collateral, all proceeds thereof and all certificates, instruments or other documents evidencing or representing any of the Collateral, and any moneys constituting any of the Collateral, at the time held by the Banks (or any such agent or representative) pursuant to the Bank Credit Agreement; provided that, the Banks shall not be required to deliver or pay over any of the foregoing, execute any instruments or documents or take any other action referred to in this Section 4.04(b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Banks (or any such agent or representative) may interplead any moneys or other property in any court of competent jurisdiction.

                  (c) Reinstatement. If, after receipt of any payment of, or receipt of any proceeds of Collateral applied to the payment of, any of the Bank Credit Agreement Obligations (including upon the insolvency, bankruptcy or reorganization of the Company), the Banks are required to surrender or return such payment or proceeds to any Person for any reason (including upon any such insolvency, bankruptcy or reorganization), then the Bank Credit Agreement Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by the Banks. In any such event, the Trustee shall upon demand therefor by the Banks (or an agent or representative on their behalf) deliver to the Banks (or such agent or representative) without recourse and without representation or warranty of any kind, all Collateral, all proceeds thereof and all certificates, instruments or other documents evidencing or representing any of the Collateral and all monies constituting any of the Collateral then in the possession, custody or control of the Trustee, together with all endorsements and instruments of transfer reasonably requested by the Banks (or any such agent or representative), provided that, the Trustee shall not be required to deliver or pay over any of the foregoing, execute any instruments or documents or take any other action referred to in this Section 4.04(c) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Trustee (or any such agent or representative) may interplead any moneys or other property in any court of competent jurisdiction. This Section 4.04(c) shall remain effective notwithstanding any contrary action which may be taken by the Banks (or an

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
agent or representative on their behalf) in reliance upon such payment or proceeds and shall survive the termination of this Agreement.

                  4.05 Perfection of Security Interests. For the limited purpose of perfecting the security interests of the Trustee in the Possessory Collateral and Trust Moneys, the Company will (a) in the case of Possessory Collateral, cause the Banks (or an agent or representative on their behalf) to acknowledge to the Trustee in writing that, subject to the provisions of Sections 4.01 through 4.06, and 9.01 through 9.03, of this Agreement, the Banks (or such agent or representative) hold possession of such Possessory Collateral for the benefit of the Trustee and the Holders, and (b) in the case of Trust Moneys, cause the Banks (or an agent or representative on their behalf) to enter into such agreements as shall enable the Trustee to have "control" over such Trust Moneys (within the meaning of the applicable provisions of the Uniform Commercial
Code), but with such control being subject and subordinate to the control and rights of the Banks (or such agent or representative) in such Trust Moneys under the Bank Credit Agreement. In that connection, it is understood and agreed that
(i) none of the Banks (nor any agent or representative on their behalf) makes any representation as to the value of the Collateral or any part thereof, or as to the security afforded by this Agreement or as to the validity, execution, enforceability, legality or sufficiency of this Agreement or of the Secured Obligations, and none of the Banks (nor any agent or representative on their behalf) shall incur any liability or responsibility in respect of any such matters and (ii) none of the Banks (nor any agent or representative on their behalf) shall be required to ascertain or inquire as to the performance by the Company of any of the covenants or agreements contained herein or in the Indenture.

                  4.06 Control of Dispositions of Collateral.

                  (a) Dispositions Free of Liens. The Trustee, on behalf of itself and the Holders, hereby agrees that any collection, sale or other disposition of Collateral (whether under the applicable Uniform Commercial Code or otherwise) by the Banks (or an agent or representative on their behalf) shall be free and clear of any Liens of the Trustee in such Collateral (even if the Banks shall become the owner of such Collateral); provided that, the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale or other disposition (except (i) to the extent such proceeds are applied to the Bank Credit Agreement Obligations or (ii) the Banks shall apply Bank Credit Agreement Obligations to the purchase of such Collateral, whether through offset, bidding in the same in an auction or otherwise).

                  (b) Release by Trustee to Facilitate Disposition. To the extent requested by the Banks (or an agent or representative on their behalf), the Trustee will promptly execute and deliver and otherwise cooperate in providing any necessary or appropriate releases to permit a collection, sale or other disposition of Collateral, as provided in Section 4.06(a), by the Banks (or any such agent or representative) therein free and clear of the Liens of the Trustee hereunder.

                  (c) Waiver of Marshalling. The Trustee, on behalf of itself and the Holders, hereby waives any right to require the Banks (or an agent or representative on their behalf) to marshal assets in its favor or to proceed against any Collateral provided by the Company, or any other property, assets or collateral provided by the Company or any other Person as security for

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
the Bank Credit Agreement Obligations, and agrees that the Banks (or such agent or representative) may proceed against the Company, any Collateral or any such other property, assets or other collateral provided by the Company or by any other Person, in such order and at such times as the Banks (or any such agent or representative) shall determine in their sole and absolute discretion. The Trustee, on behalf of itself and the Holders, hereby waives any claim that any of them may have against the Banks (or an agent or representative on their behalf) that any sale or other disposition of any Collateral was not conducted in a commercially reasonable manner in accordance with applicable law.

                  Section 5. Declaration of Trust; Other Provisions Concerning the Collateral.

                  5.01 Declaration and Acceptance of Trust. The Trustee hereby declares, and the Company agrees, that the Trustee holds a Lien on the Collateral as secured party in trust under this Agreement for the benefit of the Holders, with no preference, priority or distinction of any Holder over any other Holder by reason of difference in time of issuance, sale or otherwise. The Company, by executing and delivering this Agreement, and each Holder, by acceptance of its Securities and the benefits of this Agreement, (i) grants to the Trustee all rights and powers necessary for the Trustee to perform its obligations hereunder and under applicable law, (ii) confirms that the Trustee shall have the authority, subject to the terms of this Agreement and under applicable law, to enforce any remedies under or with respect to this Agreement, to give or withhold any consent or approval relating to any Collateral, the Liens thereon or this Agreement or any obligations with respect thereto, and otherwise to take any action on behalf of the Holders contemplated in this Agreement or under applicable law (including receiving opinions and exercising remedies) and (iii) agrees that, except as provided in this Agreement, such Holder shall not take any action to enforce any of such remedies or give any such consents or approvals relating to any Collateral, the Liens thereon, this Agreement or under applicable law.

                  5.02 Right to Make Advances. If an advance of funds shall at any time be required for the preservation or maintenance of any Collateral, then, upon three Business Days' notice to the Company, the Trustee shall be entitled to make such advance (it being understood that the Trustee shall not be obligated to make any such advance). Each such advance shall be reimbursed, with interest from the date such advance was made (at the rate then borne by the Securities), by the Company, upon demand by the Trustee, and if the Company fails to comply with any such demand, out of Trust Moneys. Any funds advanced by the Trustee pursuant to this Section 5.02 for the preservation and maintenance of Collateral shall be Secured Obligations hereunder.

                  5.03 Release of Collateral.

                  (a) Limitations upon Releases by Trustee. Except as otherwise permitted or required by Section 4 hereof, the Trustee shall not release Collateral from the Lien of this Agreement unless such release is in accordance with the provisions of this Section 5.03. To the extent applicable (following qualification of the Indenture under the TIA), the Company shall cause 314(d) of the TIA relating to the release of property or Liens to be complied with.

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

                  (b) Full Release of Collateral. The Company shall be entitled to obtain a full release of all of the Collateral (except for Collateral consisting of funds deposited or segregated in satisfaction of the requirements of Section 2.05 and Article VII of the Indenture as to which Collateral the Trustee may continue to possess and shall retain its Lien for such duration and as required by the Indenture) from the Lien of this Agreement upon compliance with all of the conditions precedent set forth in (i) Section 7.01 or 7.02 of the Indenture for complete satisfaction and discharge of all of the Company's obligations under the Indenture and (ii) Section 7.03 of the Indenture for creation of a defeasance trust with respect to the Company's obligations under the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that all of the applicable conditions precedent and other requirements described above have been complied with, the Trustee shall take all necessary action, at the request and expense of the Company, to release and reconvey to the Company all of the Collateral (except for Collateral consisting of funds deposited or segregated in satisfaction of the requirements of Section 2.05 and Article VII of the Indenture as to which Collateral the Trustee may continue to possess and shall retain its Lien for such duration and as required by the Indenture), and the Trustee shall deliver any such Collateral in its possession (except for Collateral consisting of funds deposited or segregated in satisfaction of the requirements of Section 2.05 and Article VII of the Indenture as to which Collateral the Trustee may continue to possess and shall retain its Lien for such duration and as required by the Indenture) to the Company (and, if such conditions are satisfied prior to the Bank Credit Agreement Payment Date, shall confirm to the Banks, or an agent or representative on their behalf, such release and reconveyance).

                  (c) Release Upon Asset Sale. So long as no Default or Event of Default has occurred and is continuing, upon any Asset Sale in compliance with the provisions of the Indenture (including the provisions of Section 3.09 thereof), Collateral which is the subject of such a sale or other disposition shall be released from the Lien created by this Agreement in accordance with the provisions of the Indenture, this Agreement and the TIA. In that connection, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release (prepared by the Company) reasonably required to effect the release of such Collateral upon (i) delivery by the Company to the Trustee of an Officers' Certificate certifying that all conditions precedent under the Indenture to such Asset Sale have been met and setting forth the aggregate amount of the Net Cash Proceeds to be received upon such Asset Sale, (ii) receipt by the Trustee of such Net Cash Proceeds to be held as Trust Moneys hereunder (or, if such Asset Sale shall occur prior to the Bank Credit Agreement Payment Date, receipt of the same by the Banks or an agent or representative on their behalf) and (iii) the delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel stating that all action has been effected as shall be necessary to create, perfect and make enforceable a Lien under this Agreement on any other consideration received in connection with such Asset Sale.

                  The Trustee shall have no duty or obligation to verify the facts or statements set forth in any Officers' Certificate to be provided to the Trustee in accordance with this Section 5.03(c). To the extent applicable, the Company shall cause Section 314(d) of the TIA relating to the release of Collateral from the Lien of this Agreement to be complied with. Any

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
certificate or opinion required by Section 314(d) of the TIA may be made by any Officer of the Company, provided that, to the extent required by Section 314(d) of the TIA, any such certificate or opinion shall be made by an "independent appraiser" or other "expert" (as such terms are used in Section 314(d) of the Trust Indenture Act).

                  5.04 Purchaser Protected. In no event shall any purchaser in good faith of any Collateral purported to be released from the Lien created hereby be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any Collateral permitted by this
Section 5 to be sold be under any obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

                  5.05 Powers Exercisable by Receiver or Trustee. If the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Section 5 upon the Company with respect to the release, sale or other disposition of Collateral may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Section 5.

                  5.06 Determinations Relating to Collateral. In the event (i) the Trustee shall receive any written request from the Company under this Agreement for consent or approval with respect to any matter or thing relating to the Collateral or the Company's obligations with respect thereto, (ii) there shall be due to or from the Trustee under the provisions of this Agreement any performance or the delivery of any instrument or (iii) the Trustee shall become aware of any nonperformance by the Company of any covenant or any breach of any representation or warranty of the Company set forth in this Agreement, then, in each such event, the Trustee shall be entitled, at the expense of the Company, to hire experts, consultants, agents and attorneys on a reasonable basis to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected against any and all liability in the taking of any action recommended or approved in writing by any such expert, consultant, agent or attorney.

                  Section 6. Further Assurances, Etc. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Trustee as follows:

                  6.01 Delivery and Other Perfection. The Company shall at its own expense:

                  (a) prior to or concurrently with the execution and delivery of this Agreement, (i) file such financing statements and other documents in such offices as shall be necessary or desirable (or as the Trustee may reasonably request) to perfect any security interests granted or purported to be granted by this Agreement, (ii) deliver to the Trustee all certificates identified in Annex 1 hereto evidencing the Pledged Equity, accompanied

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
         by undated stock or other powers duly executed in blank, and all Intercompany Notes and (iii) deliver to the Trustee an Officers' Certificate and Opinion of Counsel to the effect that all actions necessary to perfect the Lien of the Trustee in the Collateral in existence on the date of execution and delivery of this Agreement have been duly effected in accordance with the provisions of the Uniform Commercial Code and applicable law;

                  (b) if any other shares, securities, moneys or property pledged by the Company under Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Trustee such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock or other powers duly executed in blank), all of which thereafter shall be held by the Trustee, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as shall be necessary or appropriate to duly perfect the Lien created hereunder in such shares, securities, moneys or property;

                  (c) promptly give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that shall be necessary or desirable to create, preserve, perfect and validate the pledge and security interest granted pursuant hereto and to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest; and

                  (d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as shall be necessary or appropriate in order to reflect the security interests granted by this Agreement and furnish to the Trustee, from time to time at the Trustee's request copies of such books and records, provided that, notwithstanding the foregoing, at all times prior to the Bank Credit Agreement Payment Date, the Company may comply with the requirements of the foregoing clauses (a)(ii), (b), (c) (insofar as relating to the delivery of any certificates, instruments or other documents evidencing or representing any of the Collateral, and any moneys constituting any of the Collateral) and (d) with respect to delivery of any certificates, shares, securities, moneys or property specified above, to the extent that the Company shall have caused the Banks (or an agent or representative on their behalf) to comply with the requirements of Section 4.05 hereof with respect to such certificates, shares, securities, moneys and property.

                  6.02 Certain Provisions Relating to Collateral.

                  (a) Maintenance of Full Pledge. The Company will cause the Pledged Equity to constitute at all times 100% of the total number of shares of each class of capital stock, or other ownership interests, of the Subsidiaries of the Company then beneficially owned by the Company.

                  The Company shall deliver the opinions required by Section 314(b) of the TIA as and when provided for thereunder.

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

                  (b) Voting and Other Rights. So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Indenture or the Securities, and the Trustee shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 6.02(b).

                  (c) Rights to Dividends, Etc. Notwithstanding any provision of this Agreement or the Indenture to the contrary, unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain for its use any interest, dividends and other payments or distributions on the Collateral paid in cash (free and clear of any Lien created hereunder).

                  Section 7. Trust Moneys.

                  7.01. Trust Moneys. Trust Moneys shall be subject to a Lien in favor of the Trustee and shall be held by the Trustee for the benefit of the Holders as a part of the Collateral, provided that, notwithstanding the foregoing, at all times prior to the Bank Credit Agreement Payment Date, the Trustee shall not be entitled or required to hold such Trust Moneys so long as the Company shall have caused the Banks (or an agent or representative on their behalf) to comply with the requirements of Section 4.05 hereof with respect to such Trust Moneys. Prior to the Bank Credit Agreement Payment Date, the Trustee shall have no right to require any particular application, or to direct the application, of any Trust Moneys (except that, to the extent Trust Moneys constitute Net Cash Proceeds of an Asset Sale, the Company agrees that such Trust Moneys shall be applied as required under Section 3.09 of the Indenture). After the Bank Credit Agreement Payment Date, the Trustee shall apply Trust Moneys as follows:

                  FIRST: to the payment of any amounts owing to the Trustee hereunder or under the Indenture that are sixty or more days past due, and to reimburse the Trustee and any Holder the amount of any advance made pursuant to Section 5.02 hereof (with interest thereon at the rate then borne by the Securities); and

                  SECOND: so long as no Event of Default shall have occurred and be continuing, any remaining Trust Moneys (except for Trust Moneys consisting of funds deposited or segregated in satisfaction of the requirements of Section 2.05 and Article VII of the Indenture, as to which the Trustee may continue to possess and shall retain its Lien for such duration and as required by the Indenture) may be withdrawn by the Company and released from the Lien of this Agreement and shall be paid by the Trustee to the Company, provided that, to the extent such Trust Moneys constitute Net Cash Proceeds of an Asset Sale, such Trust Moneys may be withdrawn by the Company only against delivery of an Officers' Certificate to the Trustee to the effect that such Trust Moneys, upon withdrawal, are to be applied in accordance with the requirements of Section 3.09 of the Indenture.

                   Security Pledge and Intercreditor Agreement

                  The provisions of Sections 7.03 shall govern the application of any Trust Moneys upon the occurrence of an Event of Default.

                  7.02 Withdrawal of Certain Trust Moneys. To the extent that any Trust Moneys consist of moneys received by the Trustee that result in the requirement pursuant to Section 3.09 of the Indenture to make an Asset Sale Offer and the Company has made such Asset Sale Offer in accordance with the Indenture which is not fully subscribed to by the Holders, the Trust Moneys remaining after completion of such Asset Sale Offer may be withdrawn by the Company and released from the Lien of this Agreement and shall be paid by the Trustee to the Company upon receipt by the Trustee of (i) an Officers' Certificate certifying that all conditions precedent and covenants provided for herein and in the Indenture relating to such release have been complied with and
(ii) such other documentation, if any, as shall be required under 314(d) of the TIA.

                  7.03 Application of Trust Moneys upon Event of Default. Subject to Section 4 hereof, after the Bank Credit Agreement Payment Date, if an Event of Default under the Indenture has occurred and is continuing, and any of the Secured Obligations has been accelerated, then the Trustee shall, as soon as practicable, apply the Trust Moneys and other amounts or proceeds from the sale or other disposition of or realization upon any Lien on, the Collateral as follows:

                  FIRST: to the payment of the costs and expenses of such sale, disposition or other realization, including reasonable out-of-pocket costs and expenses of the Trustee and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Trustee or any Holder in connection therewith;

                  SECOND: to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and

                  THIRD: after payment in full of the Secured Obligations, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  As used in this Section 7.03, "proceeds" of the Collateral means cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

                  Section 8. Remedies, Etc.

                  8.01 Event of Default. During the period during which an Event of Default shall have occurred and be continuing, but subject in all events to the provisions of Section 4 hereof:

                  (a) the Trustee shall have, and shall be entitled to exercise, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where

                   Security Pledge and Intercreditor Agreement the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other incidental powers of ownership pertaining to any Pledged Equity or other capital stock, ownership interests, securities, notes or other obligations constituting Collateral as if the Trustee were the sole and absolute owner thereof, including, pursuant to an irrevocable proxy granted to the Trustee, exercisable upon the Trustee's notification to the Company of its intention to exercise its voting power under this Section 8.01, to vote the Pledged Equity and such other Collateral (and the Company agrees to take all such action as may be appropriate to give effect to such right);

                  (b) the Trustee in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

                  (c) the Trustee may, upon ten Business Days' (or such longer period as may be required under applicable law) prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Trustee or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute, including the Uniform Commercial Code, and cannot be waived), and the Trustee or any Holder or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable law. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

                  (d) the Trustee may, without being required to give prior notice, withdraw or cause the withdrawal of any and all cash constituting Trust Moneys.

                  The proceeds of each collection, sale or other disposition and any cash constituting Trust Moneys withdrawn under this Section 8.01 shall be applied in accordance with Section 7.03 hereof.

                  8.02 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 8.01 hereof are insufficient to cover the costs and expenses of

                   Security Pledge and Intercreditor Agreement such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

                  8.03 Removals, Etc. Without at least 10 days' prior written notice to the Trustee, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, other than at the address for notices specified in the Indenture, (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto or (iii) change its jurisdiction of organization.

                  8.04 Private Sale. Neither the Trustee or any Holder shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8.01 hereof conducted in a commercially reasonable manner under the Uniform Commercial Code.

                  8.05 Termination. Upon the payment in full of the final and indefeasible principal of and interest and premium, if any, on the Securities, this Agreement shall terminate, and the Trustee shall forthwith cause to be assigned, transferred and delivered, against written receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company. The Trustee shall also execute and deliver to the Company upon such termination or release of Collateral such Uniform Commercial Code termination statements and such other documentation and take such other actions as shall be reasonably requested by, and at the expense of, the Company to effect the termination and release of the Liens on the Collateral.

                  Section 9. Bank Credit Agreement Reliance, Modifications, Etc.

                  9.01. Notice of Acceptance, Etc. All Bank Credit Agreement Obligations at any time made or incurred by any of the Banks under the Bank Credit Agreement shall be deemed to have been made or incurred in reliance upon this Agreement, and the Trustee, on behalf of itself and the Holders, hereby waives (i) notice of acceptance by the Banks of this Agreement, (ii) notice of the existence or creation or non-payment of all or any part of the Bank Credit Agreement Obligations and (iii) protest, demand for payment and notice of default. Nothing herein shall be deemed to supersede any obligation of the Company to provide any notice to the Trustee or the Holders under the Indenture.

                  Nothing in this Agreement shall be construed to override any provision of the Bank Credit Agreement restricting or requiring any action on the part of the Company.

                  9.02. Modifications to Documents. The Trustee, on behalf of itself and the Holders, hereby agrees that, without affecting the obligations of the Company, the Trustee and the Holders hereunder, the Banks (or an agent or representative on their behalf) may, at any time and from time to time, in their sole discretion without the consent of or notice to the Trustee or any Holder, and without incurring any liability to the Trustee or any Holder or impairing or releasing the subordination provided for herein, amend, restate, supplement, terminate (in whole or in part) or otherwise modify the Bank Credit Agreement (including any guaranties and security documents thereunder) in any manner whatsoever, including to:

                   Security Pledge and Intercreditor Agreement

                  (a) rescind in whole or in part any demand for payment of any Bank Credit Agreement Obligations made by the Banks (or an agent or representative on their behalf), or to continue any Bank Credit Agreement Obligations,

                  (b) change the manner, place or terms of payment or extend the time of payment of or renew or alter, all or any of the Bank Credit Agreement Obligations or otherwise amend, restate, supplement, compromise or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Bank Credit Agreement Obligations or the Bank Credit Agreement,

                  (c) retain or obtain a Lien on any property to secure any of the Bank Credit Agreement Obligations, and in that connection to enter into any additional agreements with the Company or any of its Subsidiaries,

                  (d) to amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Bank Credit Agreement Obligations,

                  (e) release its Lien on any property of the Company or any of its Subsidiaries, or sell, exchange, or surrender any such property at any time held as collateral security,

                  (f) exercise or refrain from exercising any rights against the Company or any other Person, including to declare any of the Bank Credit Agreement Obligations to be due and payable,

                  (g) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Bank Credit Agreement Obligations, and

                  (h) otherwise manage and supervise the Bank Credit Agreement Obligations as the Banks (or an agent or representative on their behalf) shall deem appropriate.

                  9.03. Liability of Banks. The Trustee, on behalf of itself and the Holders, agrees that no Bank (nor any agent or representative on their behalf) shall have any liability for any action taken or omitted to be taken by any of them with respect to any Collateral or any Lien thereon or any matter arising out of or in connection with this Agreement, except for their own gross negligence or willful misconduct.

                  9.04. Further Assurances. The Trustee agrees to execute and deliver such further documents and to do such other lawful acts and things as the Banks (or an agent or representative on their behalf) may reasonably request in order fully to effect the subordination provisions set forth in Section 4.

                  Section 10. Miscellaneous.

                  10.01 No Waiver. No failure on the part of the Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall

                   Security Pledge and Intercreditor Agreement operate as a waiver thereof; nor shall any single or partial exercise by the Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  10.02 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications) and shall be sent to the addresses and in the manner provided in Section 9.02 of the Indenture.

                  10.03 Expenses. Without limitation of any of the provisions of the Indenture, the Company agrees to reimburse the Trustee for all reasonable costs and expenses of the Trustee (including the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) any performance by the Trustee of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, and any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Trustee in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 10.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.01 hereof.

                  In addition to the foregoing, the Company shall pay or reimburse the Trustee for all stamp, filing and transfer fees, taxes (other than income taxes in respect of the compensation received by the Trustee under the Indenture), and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement or any Secured Obligation. Any amounts due by the Company under this Section 10.03 shall be in addition to (and not in limitation of) any amounts due to the Trustee or any Holders under the Indenture and the Securities.

                  10.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Trustee (with the consent of the Holders to the extent required under Article VIII of the Indenture).

                  10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Trustee and the Holders (provided, however, that the Company shall not assign or transfer its rights or obligations hereunder, except pursuant to a transaction permitted under Article IV of the Indenture, without the prior written consent of the Trustee).

                  The subordination provisions contained in Section 4, and the provisions of Section 9, are for the benefit of the Banks (and any agent or representative on their behalf) and

                   Security Pledge and Intercreditor Agreement their respective successors and assigns, and may not be rescinded or cancelled or modified in any way, nor may any such provision be waived or changed without the express prior written consent thereto of the Banks. All subordination provisions contained herein may be enforced directly by the Banks against the Trustee, the Holders and the Company. The Trustee agrees, upon request of the Company, to execute and deliver in favor of the Banks a written confirmation that the Banks are entitled to the benefits of such provisions of this Agreement.

                  Notwithstanding anything herein to the contrary, resignation or removal of the Trustee under the Indenture shall be effective to cause the resignation or removal of the Trustee (as applicable) for all purposes under and in connection with the Security Documents.

                  10.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  10.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

                  10.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

                  10.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Trustee, the Holders and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  10.10 Information as to Bank Credit Agreement. The Company shall deliver or cause to be delivered to the Trustee from time to time upon the request of the Trustee, a list setting forth, for the Bank Credit Agreement, the aggregate principal amount outstanding thereunder and to the extent known to the Company, the names of the Banks (and any agent or representative acting on their behalf). The Company shall furnish to the Trustee within thirty (30) days after the date hereof a list setting forth the name and address of each party to whom notices must be sent under the Bank Credit Agreement, and the Company shall furnish promptly to the Trustee any changes or additions to such list.

                  10.11 No Limitation Upon Indenture. Nothing in this Agreement shall be deemed to alter, impair or limit the obligations of the Company, or the rights of the Trustee and the Holders, under the Indenture. Without limiting the generality of the foregoing or any other provision of this Agreement or the Indenture, the provisions of Section 6.01 of the Indenture shall be equally applicable to the rights and obligations of the Trustee under this Agreement.

                   Security Pledge and Intercreditor Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Pledge and Intercreditor Agreement to be duly executed and delivered as of the day and year first above written.

                                              NUTRITIONAL SOURCING CORPORATION

                                              By_______________________________
                                              Name:
                                              Title:

                                              WILMINGTON TRUST COMPANY,
                                               as Trustee

                                              By________________________________
                                              Name:
                                              Title:

                   Security Pledge and Intercreditor Agreement

                                                                         ANNEX 1

                                 PLEDGED EQUITY

                                                                                                                       Percentage
                                                                                                           Number           of
    Registered                                              Certificate      Class of                        of        Outstanding
      Owner                       Issuer                        Nos.           Stock        Par Value      Shares         Equity
--------------------     -----------------------------      -----------      --------       ---------      -------     ------------
Nutritional Sourcing     Pueblo Entertainment, Inc., a         [   ]          [   ]            [   ]        [   ]          [   ]
Corporation              Delaware Corporation

Nutritional Sourcing     Pueblo International LLC, a           [   ]          [   ]            [   ]        [   ]          [   ]
Corporation              Delaware Limited Liability Company

                               INTERCOMPANY NOTES

                                [to be completed]

                                 MORTGAGE NOTES

                                [to be completed]

                   Security Pledge and intercreditor Agreement